Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

EXECUTION VERSION
THIS AMENDMENT NO. 4 (this “Amendment”) is made as of July 16, 2025 by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Company”), the Subsidiary Borrowers party hereto (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers” and each, a “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement dated as of September 17, 2021 by and among the Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.
WHEREAS, the Borrowers have requested that certain terms of the Existing Credit Agreement be modified; and
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, each of the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.    Amendment to the Existing Credit Agreement.
(a)    Effective as of the Amendment No. 4 Effective Date (as defined below), (i) the Existing Credit Agreement (excluding the Schedules and Exhibits thereto (except as set forth herein)) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached hereto as Annex I and (ii) Schedule 2.01 and Exhibits H-1, H-2 and K to the Existing Credit Agreement are hereby amended to reflect the applicable terms of the Amended Credit Agreement.
(b)    The parties hereto acknowledge and agree that, effective as of the Amendment No. 4 Effective Date, the Company hereby agrees to permanently and irrevocably reduce the aggregate Revolving Commitments under the Amended Credit Agreement to $135,000,000, which reduction shall be made ratably among the Revolving Lenders in accordance with the Existing Credit Agreement; provided that the parties hereto hereby waive any prior notice requirements under the Existing Credit Agreement in connection with the foregoing.

2.    Conditions of Effectiveness. This Amendment will be effective as of July 16, 2025 (the “Amendment No. 4 Effective Date”) upon the satisfaction (or waiver) of the following conditions precedent:
(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Required Lenders.
(b)    No Default or Event of Default shall have occurred and be continuing or result after giving effect to this Amendment.
(c)    The representations and warranties made by each Borrower in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) with the same force and effect as if made on and as of the Amendment No. 4 Effective Date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date) (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).
(d)    The Administrative Agent and the Lenders shall have received a 13-week cash flow forecast covering the Company and its Subsidiaries on a consolidated basis, which cash flow forecast shall include anticipated use of Qualified Cash and proceeds of the Loans for each week during such period, and cover such 13-week cash flow period as required by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent.
(e)    The Administrative Agent and the Lenders shall have received:
(i)    a schedule setting forth a reasonably detailed description of all outstanding Indebtedness and Liens of the Company and its Subsidiaries as of the Amendment No. 4 Effective Date, which schedule (A) shall include the outstanding principal amount of all such Indebtedness and specify the applicable provision under Sections 6.01 and 6.02, as applicable, of the Amended Credit Agreement upon which the Company and its Subsidiaries relied to incur such Indebtedness and (B) shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that any Indebtedness and Liens reflected in the audited consolidated financial statements of the Company filed with the Securities and Exchange Commission of the United States on the Amendment No. 4 Effective Date shall be satisfactory); and
(ii)    a schedule listing each Subsidiary that constitutes an Excluded Subsidiary as of the Amendment No. 4 Effective Date and the clause from the definition of Excluded Subsidiary pursuant to which such Subsidiary constitutes an Excluded Subsidiary.
(f)    The Administrative Agent shall have received a duly executed copy of the Debt Advisor Engagement Letter providing for the retention by the Company of the Debt Advisor for purposes of providing advice and guidance to the Company and its Subsidiaries with respect to the Refinancing Transaction.

    2

(g)    The Borrowers shall have repaid the outstanding Revolving Loans in an amount equal to $10,000,000, together with all accrued unpaid interest thereon, in accordance with the Existing Credit Agreement, which repayment shall be accompanied by a permanent and irrevocable reduction of the Revolving Commitments on the Amendment No. 4 Effective Date as provided under Section 1(b) above.
(h)    The Administrative Agent shall have received for its own account, payment of the Administrative Agent’s reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and expenses of one counsel for the Administrative Agent to the extent invoiced one (1) Business Day prior to the Amendment No. 4 Effective Date) required to be paid on the Amendment No. 4 Effective Date in connection with this Amendment.
3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower and, in the case of the Amended Credit Agreement, the other Loan Parties party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties made by each Borrower in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) with the same force and effect as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date) (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).
4.    Reference to and Effect on the Existing Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Existing Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.
(b)    On behalf of itself and each of the other Loan Parties, each Borrower hereby (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Loan Parties arising under or pursuant to the Loan Documents to which each such Loan Party is a party, (ii) reaffirms all of the Loan Parties’ obligations under the Existing Credit Agreement and the other Loan Documents to which each such Loan Party is a party and (iii) acknowledges and agrees that the Existing Credit Agreement and each other Loan Document executed by each such Loan Party remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

    3

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document.
5.    Governing Law. This Amendment shall be governed by and construed in accordance with and governed by the law of the State of New York. The parties hereto agree that provisions of Sections 9.09 and 9.10 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.
6.    Ratification. Except as expressly modified by this Amendment, all of the terms, provisions and conditions of the Existing Credit Agreement, as heretofore amended, shall remain unchanged and in full force and effect. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Credit Agreement and each other Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. This Amendment shall not constitute a course of dealing with the Lender at variance with the Existing Credit Agreement or the other Loan Documents such as to require further notice by such Person to require strict compliance with the terms of the Existing Credit Agreement and the other Loan Documents in the future.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

    4

9.    Release. The Borrowers, on their own behalf and on behalf of their respective Subsidiaries, hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all Liabilities and known causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby, based on the acts or omissions of the Administrative Agent or any Lender and any such Person’s past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the Amendment No. 4 Effective Date, that any Borrower or of its respective Subsidiaries ever had, have or may have against the Released Parties.

    5

[Signature Pages Follow]

    6

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

FUNKO ACQUISITION HOLDINGS, L.L.C.,
as a Borrower

By: /s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Chief Legal Officer and Secretary

FUNKO HOLDINGS LLC,
as a Borrower

By: /s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Chief Legal Officer and Secretary

FUNKO, LLC,
as a Borrower

By: /s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Chief Legal Officer and Secretary

LOUNGEFLY, LLC,
as a Borrower

By: /s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Chief Legal Officer and Secretary

FUNKO GAMES, LLC,
as a Borrower

By: /s/ Tracy D. Daw
Name: Tracy D. Daw
Title: Chief Legal Officer and Secretary

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Issuing Bank, as the Swingline Lender and as Administrative Agent

By: /s/ Kelvin Ji
Name: Kelvin Ji
Title: Authorized Signatory

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By /s/ Tod Finley
Name: Tod Finley
Title: Senior Vice President

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ Jancann Fehrle
Name: Jancann Fehrle
Title: SVP

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By /s/ Glenn E Debs
Name: Glenn E Debs
Title: Vice President

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

BMO BANK, N.A., successor in interest to Bank of the West,
as a Lender

By /s/ Leni Welsch
Name: Leni Welsch
Title: Director

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

CITIZENS BANK, N.A.,
as a Lender

By /s/ Bryan Milinovich
Name: Bryan Milinovich
Title: Managing Director

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By /s/ Radmila Stolle
Name: Radmila Stolle
Title: Director

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By /s/ Jennifer Brucinti
Name: Jennifer Brucinti
Title: AVP, Credit Specialist

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

BANK OF AMERICA, N.A.,
as a Lender

By /s/ Lindsay Goldman
Name: Lindsay Goldman
Title: Senior Vice President

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

GOLDMAN SACHS BANK USA,
as a Lender

By /s/ Priyankush Goswami
Name: PRIYANKUSH GOSWAMI
Title: AUTHORIZED SIGNATORY
Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 17, 2021
Funko Acquisition Holdings, L.L.C., et al.

ANNEX I

Amended Credit Agreement
(See Attached)

ANNEX I

CREDIT AGREEMENT

dated as of
September 17, 2021,
as amended April 26, 2022,
as further amended July 29, 2022,
as further amended February 28, 2023,
as further amended July 16, 2025
among
FUNKO ACQUISITION HOLDINGS, L.L.C.,
FUNKO HOLDINGS LLC,
FUNKO, LLC,
LOUNGEFLY, LLC,
FUNKO GAMES, LLC
and the other Borrowers Party Hereto
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
PNC BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and
BANK OF THE WEST
as Syndication Agents
and
CITIZENS BANK, N.A., BANK OF THE WEST and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Documentation Agents

__________________________________
JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC and KEYBANK NATIONAL ASSOCIATION, as Joint Bookrunners and Joint Lead Arrangers

Page
ARTICLE I Definitions    1
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    ~~51~~56
SECTION 1.03. Terms Generally    ~~51~~56
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations    ~~52~~56
SECTION 1.05. Interest Rates; Benchmark Notification    ~~53~~58
SECTION 1.06. Divisions    ~~53~~58
SECTION 1.07. Letter of Credit Amounts    ~~53~~58
SECTION 1.08. Exchange Rates; Currency Equivalents.    ~~54~~59
SECTION 1.09. Limited Condition Transactions.    ~~54~~59
ARTICLE II The Credits    ~~55~~60
SECTION 2.01. Commitments    ~~55~~60
SECTION 2.02. Loans and Borrowings    ~~55~~61
SECTION 2.03. Requests for Borrowings    ~~56~~61
SECTION 2.04. Determination of Dollar Amounts    ~~57~~63
SECTION 2.05. Swingline Loans    ~~57~~63
SECTION 2.06. Letters of Credit    ~~59~~64
SECTION 2.07. Funding of Borrowings    ~~64~~70
SECTION 2.08. Interest Elections    ~~65~~70
SECTION 2.09. Termination and Reduction of Commitments    ~~67~~72
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt    ~~67~~73
SECTION 2.11. Prepayment of Loans    ~~68~~74
SECTION 2.12. Fees    ~~70~~76
SECTION 2.13. Interest    ~~71~~77
SECTION 2.14. Alternate Rate of Interest    ~~72~~78
SECTION 2.15. Increased Costs    ~~76~~82
SECTION 2.16. Break Funding Payments    ~~77~~83
SECTION 2.17. Taxes    ~~78~~84
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs    ~~81~~88
SECTION 2.19. Mitigation Obligations; Replacement of Lenders    ~~83~~90
SECTION 2.20. Expansion Option    ~~84~~91
SECTION 2.21. (Intentionally omitted)    ~~86~~93
SECTION 2.22. Judgment Currency    ~~86~~93
SECTION 2.23. Designation of Subsidiary Borrowers    ~~86~~93
SECTION 2.24. Defaulting Lenders    ~~87~~93
ARTICLE III Representations and Warranties    ~~89~~96
SECTION 3.01. Organization; Powers; Subsidiaries    ~~89~~96
SECTION 3.02. Authorization; Enforceability    ~~89~~96
SECTION 3.03. Governmental Approvals; No Conflicts    ~~89~~96
SECTION 3.04. Financial Condition; No Material Adverse Change    ~~90~~97
SECTION 3.05. Properties    ~~90~~97
SECTION 3.06. Litigation and Environmental Matters    ~~90~~97
SECTION 3.07. Compliance with Laws and Agreements    ~~91~~97
SECTION 3.08. Investment Company Status    ~~91~~98

(continued)
Page

SECTION 3.09. Taxes    ~~91~~98
SECTION 3.10. ERISA    ~~91~~98
SECTION 3.11. Disclosure    ~~91~~98
SECTION 3.12. Federal Reserve Regulations    ~~91~~98
SECTION 3.13. Liens    ~~91~~98
SECTION 3.14. [Reserved]    ~~91~~98
SECTION 3.15. Anti-Corruption Laws and Sanctions    ~~92~~98
SECTION 3.16. Insurance    ~~92~~99
SECTION 3.17. Security Interest in Collateral    ~~92~~99
SECTION 3.18. Use of Proceeds    ~~92~~99
SECTION 3.19. Solvency    ~~92~~99
SECTION 3.20. Affected Financial Institutions    ~~92~~99
SECTION 3.21. Plan Assets; Prohibited Transactions    ~~92~~99
SECTION 3.22. Material Contracts    ~~93~~99
SECTION 3.23. Nature of Business.    ~~93~~100
ARTICLE IV Conditions    ~~93~~100
SECTION 4.01. Effective Date    ~~93~~100
SECTION 4.02. Each Other Credit Event    ~~95~~102
SECTION 4.03. Designation of a Subsidiary Borrower    ~~96~~102
ARTICLE V Affirmative Covenants    ~~96~~103
SECTION 5.01. Financial Statements and Other Information    ~~96~~103
SECTION 5.02. Notices of Material Events    ~~98~~106
SECTION 5.03. Existence; Conduct of Business    ~~99~~107
SECTION 5.04. Payment of Obligations    ~~99~~107
SECTION 5.05. Maintenance of Properties; Insurance    ~~99~~107
SECTION 5.06. Books and Records; Inspection Rights    ~~100~~108
SECTION 5.07. Compliance with Laws    ~~100~~108
SECTION 5.08. Use of Proceeds    ~~100~~108
SECTION 5.09. Subsidiary Guaranty; Pledges; Additional Collateral; Further Assurances    ~~101~~109
SECTION 5.10. Cash Management Accounts.    ~~102~~111
SECTION 5.11. Landlord Waivers    ~~103~~111
SECTION 5.12. Subordination of Intercompany Debt    ~~103~~111
SECTION 5.13. Lender Meetings    ~~103~~111
SECTION 5.14. Post-Closing Requirements    ~~103~~111
SECTION 5.15. Milestone    111
ARTICLE VI Negative Covenants    ~~103~~112
SECTION 6.01. Indebtedness    ~~103~~113
SECTION 6.02. Liens    ~~106~~116
SECTION 6.03. Fundamental Changes and Asset Sales    ~~107~~118
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions    ~~109~~120
SECTION 6.05. Swap Agreements    ~~111~~123
SECTION 6.06. Restricted Payments    ~~111~~123
SECTION 6.07. Transactions with Affiliates    ~~113~~125
SECTION 6.08. Restrictive Agreements    ~~114~~126

(continued)
Page

SECTION 6.09. Sale and Leasebacks.    ~~114~~126
SECTION 6.10. Financial Covenants    ~~114~~127
SECTION 6.11. Payments of Indebtedness; Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.    ~~115~~127
SECTION 6.12. Limitation on Issuance of Equity Interests    ~~116~~128
ARTICLE VII Events of Default    ~~116~~129
SECTION 7.01. Events of Default    ~~116~~129
SECTION 7.02. Application of Payments    ~~119~~132
ARTICLE VIII The Administrative Agent    ~~120~~133
SECTION 8.01. Authorization and Action    ~~120~~133
SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc    ~~122~~135
SECTION 8.03. Posting of Communications    ~~123~~137
SECTION 8.04. The Administrative Agent Individually    ~~125~~138
SECTION 8.05. Successor Administrative Agent    ~~125~~138
SECTION 8.06. Acknowledgments of Lenders and Issuing Banks    ~~126~~139
SECTION 8.07. Collateral Matters    ~~128~~141
SECTION 8.08. Credit Bidding    ~~128~~142
SECTION 8.09. [Reserved]    ~~129~~143
SECTION 8.10. Flood Insurance Laws    ~~129~~143
SECTION 8.11. Borrower Communications.    143
ARTICLE IX Miscellaneous    ~~129~~144
SECTION 9.01. Notices    ~~129~~144
SECTION 9.02. Waivers; Amendments    ~~130~~145
SECTION 9.03. Expenses; Indemnity; Damage Waiver    ~~133~~148
SECTION 9.04. Successors and Assigns    ~~135~~150
SECTION 9.05. Survival    ~~140~~155
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution    ~~140~~155
SECTION 9.07. Severability    ~~141~~156
SECTION 9.08. Right of Setoff    ~~141~~157
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process    ~~142~~157
SECTION 9.10. WAIVER OF JURY TRIAL    ~~143~~158
SECTION 9.11. Headings    ~~143~~159
SECTION 9.12. Confidentiality    ~~143~~159
SECTION 9.13. USA PATRIOT Act    ~~144~~160
SECTION 9.14. Interest Rate Limitation    ~~145~~160
SECTION 9.15. No Advisory or Fiduciary Responsibility    ~~145~~160
SECTION 9.16. Appointment for Perfection    ~~145~~161
SECTION 9.17. Releases of Subsidiary Guarantors    ~~146~~161
SECTION 9.18. Acknowledgment and Consent to Bail-In of Affected Financial
Institutions         ~~146~~162
SECTION 9.19. Acknowledgment Regarding Any Supported QFCs    ~~147~~162
SECTION 9.20. Certain ERISA Matters    ~~147~~163
ARTICLE X Cross-Guarantee    ~~148~~164

(continued)
Page

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.01 -- Subsidiaries Schedule 5.14 -- Post-Closing Requirements
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04(b) -- Existing Investments
Schedule 6.08 -- Existing Restrictions

EXHIBITS:
Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Increasing Lender Supplement
Exhibit C -- Form of Augmenting Lender Supplement
Exhibit D -- List of Closing Documents
Exhibit E-1 -- Form of Borrowing Subsidiary Agreement
Exhibit E-2 -- Form of Borrowing Subsidiary Termination
Exhibit F-1 -- Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2 -- Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3 -- Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4 -- Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G -- Form of Guaranty
Exhibit H-1 -- ~~Form of Borrowing Request~~[Reserved]
Exhibit H-2 -- ~~Form of Interest Election Request~~[Reserved]
Exhibit I -- Form of Promissory Note
Exhibit J -- Form of Solvency Certificate
Exhibit K -- Form of Compliance Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of September 17, 2021, as amended April 26, 2022, as amended July 29, 2022 ~~and as further~~, as amended February 28, 2023 and as further amended on July 16, 2025, among FUNKO ACQUISITION HOLDINGS, L.L.C., the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and BANK OF THE WEST, as Syndication Agents, and CITIZENS BANK, N.A., BANK OF THE WEST and HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
~~“Acquisition Holiday” has the meaning assigned to such term in Section 6.10(a).~~
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, ~~and~~  (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10% and (iii) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian dollars, plus (b) 0.29547%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in ~~euro~~Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one-month Interest Period or 0.32138% for a three-month Interest Period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its designated branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrowers or any Lender, as context requires.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to such term in Section 9.01(e).
    “Agreed Currencies” means (i) Dollars and (ii) each Foreign Currency.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Amendment No. 1 Effective Date” means April 26, 2022.
“Amendment No. 2 Effective Date” means July 29, 2022.
“Amendment No. 3 Effective Date” means February 28, 2023.
“Amendment No. ~~3~~4” means Amendment No. ~~3~~4 to Credit Agreement, dated as of the Amendment No. ~~3~~4 Effective Date, among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. ~~3~~4 Effective Date” means ~~February 28~~July 16, ~~2023~~2025.
“Amendment No. 4 Fee” has the meaning set forth in Section 2.12(e).
“Amendment No. ~~3~~4 Schedule” means the schedule of (a) Indebtedness and (b) Liens, in each case, delivered to the Administrative Agent pursuant to Section ~~4~~2(~~a~~e)(i) of Amendment No. ~~3; provided that, solely for purposes of determining compliance with Section 6.01 during the period commencing on the Amendment No. 3 Effective Date and ending on the date of delivery to the~~

~~Administrative Agent of such schedule of Indebtedness in compliance with Section 4(a)(i) of Amendment No. 3, the Amendment No. 3 Schedule shall be deemed to include all Indebtedness of the Company and its Subsidiaries outstanding as of the Amendment No. 3 Effective Date.~~4.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including but not limited to, (a) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and (b) the UK Bribery Act of 2010.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable EBITDA” means, at any time, Consolidated EBITDA for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the period of four consecutive fiscal quarters ended on or most recently prior to such date for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)).
“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments), and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment (or, once the Term Loans have been drawn, the outstanding principal amount of the Term Loans) and the denominator of which is the aggregate of all Term Loan Commitments (or, once the Term Loans have been drawn, the aggregate outstanding principal amount of the Term Loans) of all Term Lenders; provided that for each of the preceding clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitments shall be disregarded in the applicable calculation.
“Applicable Pledge Percentage” means (a) 100% in the case of a pledge by any Loan Party of its Equity Interests in any Domestic Subsidiary (other than a FSHCO) and (b) 65% in the case of a pledge by any Loan Party of its Equity Interests in any First-Tier Foreign Subsidiary or FSHCO.
“Applicable Rate” means:
(a)    for any day occurring during the Covenant Relief Period, a rate per annum equal to (i) 4.00% with respect to any Term Benchmark Loan or RFR Loan, (ii) 3.00% with respect to any ~~Canadian Prime Loan or~~ ABR Loan, and (iii) 0.30% with respect to the commitment fees payable hereunder; and
(b)    for any other day, with respect to any Term Benchmark Loan, any RFR Loan, any ~~Canadian Prime Loan, any~~ ABR Loan or the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread”, “~~Canadian Prime Spread”, “~~ABR Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Net Leverage Ratio applicable on such date:

	Net Leverage Ratio:	Commitment Fee Rate	Term Benchmark Spread and RFR Spread	ABR Spread ~~and Canadian Prime Spread~~
Category 1:	< 1.50 to 1.00	0.20%	2.00%	1.00%
Category 2:	> 1.50 to 1.00 but < 2.25 to 1.00	0.25%	2.25%	1.25%
Category 3:	> 2.25 to 1.00	0.30%	2.50%	1.50%

For purposes of the foregoing paragraph (b),
(x) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 3 shall be deemed applicable for the period commencing five (5) Business Days after the required date of delivery and ending on the date which is five (5) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(y) adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(z) notwithstanding the foregoing, Category 1 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s fiscal quarter ending June 30, 2022 (provided that in the event such Financials demonstrate that Category 2 or 3 should have been applicable during such period, such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Company shall be required to retroactively pay any additional amount that the Company would have been required to pay if such financial statements had been accurate at the time they were delivered.
“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Borrower Portal” has the meaning assigned to it in Section 8.11(a).
“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Available Equity Proceeds” means the cumulative net cash proceeds of any issuances of Qualified Equity Interests after the Effective Date, as such amount may be reduced to reflect application pursuant to clause (i) of the definition of Capital Expenditures.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency and (ii) Term Benchmark Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Currency other than Dollars or in Canadian Dollars, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1) (a) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple ~~SOFR,~~RFR for Dollars and/or (b) in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars, or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~.~~;
provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof)

permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); ~~or~~
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders pursuant to Section 2.14(d).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) ~~,~~ or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Regulation” has the meaning assigned to it in Section 3.15.
“Borrower” means the Company or any Subsidiary Borrower.
“Borrower Communications” means, collectively, any Borrowing Request, request for a Swingline Loan, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form ~~attached hereto as Exhibit H-1 or any other form~~ approved by the Administrative Agent and separately provided to the Borrowers.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit E-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit E-2.
“Business Day” means any day (other than a Saturday or a Sunday) ~~(a)~~ on which banks are open for business in New York City ~~and (b)~~; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in ~~euros~~Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (ii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day for such Agreed Currency, (iii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day ~~or~~, (iv) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada or (v) in relation to Loans denominated in any other Agreed Currency or any interest rate settings, fundings, disbursements, settlements or payments of any CBR Loan or CBR Borrowing, on which dealings in the applicable Agreed Currency are carried on in the principal financial center of such Agreed Currency.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Prime” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.
“Canadian Prime Rate” means, on any day, a rate per annum determined by the Administrative Agent to be the ~~higher of (a) the~~ rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto, Ontario time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion)~~, and (b) the CDOR Rate for a one month Interest Period at approximately 10:15 a.m., Toronto, Ontario time on such day (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up), plus 1% per annum~~; provided, that if any the above rates shall be less than 1% per annum, such rate shall be deemed to be 1% per annum for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index ~~or the CDOR Rate~~ shall be effective from and including the effective date of such change in the PRIMCAN Index ~~or CDOR Rate, respectively. If the Canadian Prime Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the applicable Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Canadian Prime Rate shall be determined solely by reference to clause (a) above and shall be determined without reference to clause (b) above.~~.
“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capital Lease Obligations paid or payable during such period; provided, however, that the following shall not constitute Capital Expenditures: (i) expenditures to the extent that they are financed with the Available Equity Proceeds, (ii) ~~expenditures to the extent that they are made with the proceeds of Reinvestment Eligible~~

~~Funds,~~[reserved], (iii) expenditures to the extent that they are made by the Company or any of its Subsidiaries to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash to the Company or such Subsidiary by the landlord that is not an Affiliate of a Loan Party, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or Affiliate thereof) and for which no Loan Party or Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), and (v) property, plant and equipment taken in settlement of accounts.
“Capital Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP, as in effect on the Effective Date and without giving any effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP), to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
“Capital Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP, as in effect on the Effective Date and without giving any effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP).
“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate.
“CBR Spread” means, with respect to any CBR Loan, the Applicable Rate applicable to such Loan that is replaced by such CBR Loan.
~~“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:15 a.m., Toronto, Ontario time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest)), rounded to the nearest 1/100th of 1% (with .005% being rounded up).~~
~~“CDOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the annual rate of interest equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable Interest Period that appears on such day and time on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion); provided that, if the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.~~
“Central Bank Rate” means, the greater of (A) the sum of (i) for any Loan denominated in (a) Sterling, the Bank of England’s (or any successor ~~thereto’s~~thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) ~~euro~~Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion (any reference rate described in this clause (A)(i) for any Foreign Currency being referred to as the “CBR Reference Rate”); plus (ii) the applicable Central Bank Rate Adjustment and (B) ~~and~~ the Floor. Any change in the Central Bank Rate for any Foreign Currency due to a change in the CBR Reference Rate or the Central Bank Rate Adjustment for such Foreign Currency shall be effective from and including the effective date of such change in the CBR Reference Rate or the Central Bank Rate Adjustment, respectively.
“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) ~~euro~~Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of ~~euro~~Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (A)(ii) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in ~~Sterling~~Euros for a maturity of one month.
“CFC” means any Subsidiary of the Company that is a “controlled foreign corporation” (as defined in the Code).
“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), directly or indirectly, of Equity Interests representing more than 35% (measured on a fully diluted basis) of the aggregate voting power ~~of the~~and economic interests represented by the issued and outstanding Equity Interests of the Public Holdco; (b) the failure of the Public Holdco to be the sole direct or indirect managing member of the Company; or (c) the Company shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) directly or indirectly of Equity Interests representing 100% of the aggregate voting ~~or~~and economic ~~power of~~interests represented by the Equity Interests of each other Borrower (other than in connection with any transaction permitted pursuant to Section 6.03).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agent” means each of Citizens Bank, N.A., Bank of the West and HSBC Bank USA, National Association in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations.
“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral Documents” means, collectively, the Security Agreement, each Pledge Agreement, each Mortgage, each Collateral Access Agreement, and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01 opposite such Lender’s name, or in the Assignment and Assumption or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section

9.04(b)(ii)(C), contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c).
“Company” means Funko Acquisition Holdings, L.L.C., a Delaware limited liability company.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Interest Expense” means, with respect to any Person for any period, Consolidated Net Interest Expense that has been paid or is payable in cash during such period, all calculated for such Person and its Subsidiaries for such period in accordance with GAAP on a consolidated basis, other than (without duplication and to the extent, but only to the extent, included in the determination of Consolidated Net Interest Expense for such period in accordance with GAAP and paid in cash for such period): (i) amortization of debt discount and debt issuance fees, (ii) any fees (including underwriting fees) and expenses paid in connection with the consummation or proposed consummation of any Permitted Acquisition, (iii) any payments made to obtain Swap Agreements and (iv) any agent or collateral monitoring fees paid or required to be paid pursuant to any Loan Document.
“Consolidated EBITDA” means, with respect to any Person for any period, (a) Consolidated Net Income, plus (b) without duplication, the sum of the following amounts to the extent deducted (but not excluded) in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (i) Consolidated Net Interest Expense, (ii) income tax expense minus any income tax benefit recorded (but only to the extent such result is a positive number), (iii) depreciation expense, (iv) amortization expense, (v) fees and expenses for third party professionals, agents and advisors and other transaction costs and expenses incurred in connection with the closing of the Loan Documents, Permitted Acquisitions (whether or not consummated) after the Effective Date and any secondary or follow-on public offering (whether or not consummated); provided, that (A) the amount of such fees and expenses are actually incurred within 180 days of the effective date of such transaction (or the date of abandonment of such transaction, as applicable), and (B) such fees and expenses with respect to Permitted Acquisitions (whether or not consummated) shall not exceed $5,000,000 in the aggregate during any fiscal year of the Company, (vi) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and similar arrangements, (vii) all other non-cash, non-recurring charges (other than any such non-cash expenses or charges that represent an accrual or reserve for future cash expenses or charges or a write-down or write-off of current assets (other than (A) as a result of the application of purchase accounting and (B) write-downs and write-offs in an amount not to exceed for any period of four consecutive fiscal quarters the greater of (x) $20,000,000 and (y) 12.5% of Consolidated EBITDA (calculated before taking into effect this clause (B)))), including, without limitation, non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuation, non-cash charges in respect of earnouts, non-cash mark-to-market expenses relating to any Swap Agreement permitted hereunder, non-cash stock or equity compensation and non-cash charges associated with any write-off of deferred amortization costs, (viii) non-recurring cash charges resulting from severance, consulting, advisory and other similar transition expenses, stay or sign on bonuses, retirement of debt, restructuring, consolidation, transition integration and other similar adjustments made as a result of Permitted Acquisitions and other investments permitted hereunder (including facility start-up costs and pursuit and broken deal costs in respect of acquisitions and investments); provided, that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(viii), when taken to together with the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(ix) below, shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses) during any period of four consecutive fiscal quarters of the Company, (ix) pro forma cost savings and cost synergies (net of actual amounts realized) in connection with any operating improvements, Permitted Acquisition or other investment permitted hereunder that are identifiable, factually supported and certified by a Responsible Officer (and, if reasonably requested by the Administrative Agent, validated by an independent third party financial analyst) and expected to occur within the next twelve (12) months based on specifically identifiable actions which have been taken or will be taken; provided, that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (a)(ix), when taken to together with the aggregate amount added back to Consolidated EBITDA pursuant to clause (a)(viii) above, shall not in the aggregate exceed 15% of Consolidated EBITDA (calculated prior to giving effect to such clauses) during any period of four consecutive fiscal quarters of the Company, (x) to the extent not included in Consolidated Net Income, cash proceeds of business interruption insurance received during such period and the cash proceeds of any indemnification payments received from third parties for items to the extent such items reduced Consolidated Net Income, (xi) Pro Forma EBITDA from Permitted Acquisitions supported by a quality of earnings report or a certified analysis of the Chief Financial Officer of the Company, in either case the results of which shall be reasonably satisfactory to the Administrative Agent, (xii) non-cash expenses due to a step-up of inventory value required as a result of any Permitted Acquisition, (xiii) fees in connection with obtaining and the maintenance of ratings by S&P and Moody’s and (xiv) Public Company Expenses, all calculated for such Person and its Subsidiaries for such period in accordance with GAAP on a consolidated basis.
~~Notwithstanding the foregoing, solely for purposes of determining compliance with Sections 6.10(a) and 6.10(b) for any period of four consecutive fiscal quarters of the Company ending on March 31, 2023, June 30, 2023, September 30, 2023 or December 31, 2023, but in all cases only to the extent the Covenant Relief Period is in effect on the last day of such fiscal quarter:~~
~~(I)    subject to the following clause (IV), the aggregate amount permitted to be added back under clause (b)(vii) of this definition of Consolidated EBITDA for any fiscal quarter of the Company set forth below shall not exceed the amount set forth opposite each such fiscal quarter:~~

~~Fiscal Quarter Ending~~	~~Maximum Amount~~
~~March 31, 2023~~	~~$30,118,000~~
~~June 30, 2023~~	~~$0~~
~~September 30, 2023~~	~~$0~~
~~December 31, 2023~~	~~$0~~

~~(II)    subject to the following clause (IV), the aggregate amount permitted to be added back under clause (b)(viii) of this definition of Consolidated EBITDA for any fiscal quarter of the Company set forth below shall not exceed the amount set forth opposite each such fiscal quarter:~~

~~Fiscal Quarter Ending~~	~~Maximum Amount~~
~~March 31, 2023~~	~~$202,000~~
~~June 30, 2023~~	~~$205,000~~
~~September 30, 2023~~	~~$206,000~~
~~December 31, 2023~~	~~$204,000~~

~~(III)    subject to the following clause (IV), the aggregate amount permitted to be added back under clause (b)(ix) of this definition of Consolidated EBITDA for any fiscal quarter of the Company set forth below shall not exceed the amount set forth opposite each such fiscal quarter:~~

~~Fiscal Quarter Ending~~	~~Maximum Amount~~
~~March 31, 2023~~	~~$8,837,000~~
~~June 30, 2023~~	~~$6,591,000~~
~~September 30, 2023~~	~~$1,385,000~~
~~December 31, 2023~~	~~$718,000~~

~~(IV)    the aggregate of all amounts added back to Consolidated EBITDA in reliance on the foregoing clauses (I), (II) and (III) for any fiscal quarter of the Company ending on March 31, 2023, June 30, 2023, September 30, 2023 or December 31, 2023, may, at the option of the Company, be increased by $5,000,000 in the aggregate for any such fiscal quarter;~~
~~provided that, in each case and notwithstanding the foregoing, none of the immediately foregoing clauses (I), (II), (III) and (IV) shall have any effect or shall apply to any determination of Consolidated EBITDA for any period ending after the earlier of the expiration of the Covenant Relief Period and December 31, 2023 (regardless of whether a Covenant Relief Period was previously in effect during any portion of such period).~~
“Consolidated Funded Indebtedness” means, with respect to any Person at any date, all Indebtedness ((i) including, for the avoidance of doubt, any Indebtedness owing under the Intercompany Loan, but (ii) excluding Indebtedness of the type described in clause (g) of the definition of Indebtedness, any Indebtedness that is cash collateralized, any obligations in relation to any contingent earnouts and similar obligations, including any such contingent earnouts or similar obligations constituting Indebtedness under clauses (b) and (d) of the definition of Indebtedness, until such obligations are due and payable), of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, including, in any event, with respect to the Company and its Subsidiaries, the Total Credit Exposure at such time and all Capital Lease Obligations of the Company and its Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary gains or losses or gains or losses from dispositions or other transfers of assets, (b) non-cash restructuring charges and (c) effects of discontinued operations; provided that there shall be excluded any income (or loss) of any Person other than the Company or a wholly-owned Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in cash in the relevant period to the Company or any wholly-owned Subsidiary of the Company.
“Consolidated Net Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person for such period, whether paid or accrued and whether or not capitalized including, without limitation, amortization of debt issuance costs and original issue discount, interest capitalized during construction, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs (included in interest expense) in respect of Swap Agreements, in each case determined for such Person and its Subsidiaries for such period in accordance with GAAP on a consolidated basis, (i) net of all interest income and (ii) net of amounts paid or payable and/or received or receivable under Swap Agreements in respect of interest rates.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidating Information” has the meaning specified therefor in Section 5.01(b).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness of the Company or any direct or indirect parent of the Company permitted to be incurred under the terms of this Agreement that is either (a) convertible into common equity of the Company or any direct or indirect parent of the Company (and cash in lieu of fractional shares) (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common equity of the Company or any direct or indirect parent of the Company (and cash in lieu of fractional shares) (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) and/or cash (in an amount determined by reference to the price of such common stock).
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Relief Period” means the period beginning on (and including) the Amendment No. ~~3~~4 Effective Date and ending on (and including) the ~~earlier of (a) the first day prior to December 31, 2023 on which the Company delivers to the Administrative Agent a compliance certificate pursuant to Section 5.01(c) demonstrating its compliance with all financial covenants set forth in Section 6.10 as required to be in effect for the fiscal quarters ending on and after December 31, 2023 (in each case, without giving effect to the final paragraph set forth in the definition of Consolidated EBITDA), with a corresponding instruction that the Covenant Relief Period should end earlier than scheduled, and (b) the first date on which the Company delivers to the Administrative Agent a compliance certificate pursuant to Section 5.01(c) demonstrating its compliance with all financial covenants set forth in Section 6.10 as required to be in effect for the fiscal quarter ending December 31, 2023, which is the scheduled end of the Covenant Relief Period.~~date of Payment in Full of the Secured Obligations.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.19.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination

Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day ~~and~~, (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date, with respect to the Term SOFR Rate) and (iii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA). Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Advisor” means (a) Moelis & Company LLC or (b) any other nationally recognized debt advisor engaged by the Loan Parties in accordance with Section 7.01(q)(i).
“Debt Advisor Engagement Letter” means (a) that certain Engagement Letter, dated as of the Amendment No. 4 Effective Date, by and among the Debt Advisor and the [Loan Parties] or (b) any other engagement letter pursuant to which the Loan Parties have engaged a Debt Advisor in accordance with Section 7.01(q)(i), in each case, in form and substance reasonably acceptable to the Administrative Agent.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the

Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

~~“Designated Proceeds” means, at any time, an amount equal to the sum of (a) without duplication, the aggregate amount of net cash proceeds received by the Company from the issuance of Qualified Equity Interests to the Public Holdco (any such Qualified Equity Interests, “Designated Qualified Stock”), minus (b) the aggregate amount of all Restricted Payments made pursuant to Section 6.06(e) with the net cash proceeds of such Designated Qualified Stock.~~
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is 91 days after the Maturity Date (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior ~~repayment in full of the Loans and all other~~Payment in Full of the Secured Obligations ~~that are accrued and payable and the termination of the Commitments~~), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the date which is 91 days after the Maturity Date at the option of any Person other than a Loan Party, (c) contains any repurchase obligation that may come into effect either (i) prior to ~~repayment in full of the Loans and all other~~Payment in Full of the Secured Obligations ~~that are accrued and payable and the termination of the Commitments~~ or (ii) prior to the date that is 91 days after the Maturity Date or (d) provides for scheduled payments or the payment of cash dividends or distributions prior to the date that is 91 days after the Maturity Date.

“Disqualified Institution” means (a) any Person that is reasonably determined by the Company after the Effective Date to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Institutions”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 and (b) any of the Affiliates of any of the foregoing that are either (i) identified in writing by the Company to the Administrative Agent from time to time or (ii) readily identifiable as such solely on the basis of their names. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Institutions contemplated by the foregoing clause (a) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (iii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified

Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank, as the case may be) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent or the applicable Issuing Bank, as the case may be, in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars”, “dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC (collectively, and as now or hereafter in effect, the “ECP Rules”).
“ECP Rules” has the meaning assigned to such term in the definition of “ECP.”
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02) (i.e., September 17, 2021).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, ~~Intralinks®, ClearPar®, Debt Domain, Syndtrak~~web portal access for the Borrowers and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Subsidiary” means any wholly-owned Domestic Subsidiary (other than any Excluded Subsidiary) that is approved from time to time by the Administrative Agent and each of the Lenders.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding Convertible Indebtedness or Permitted Warrant Transactions.
“Equivalent Amount” means, for any amount of any Foreign Currency, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank, as the case may be) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent or the applicable Issuing Bank, as the case may be, in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any method of determination it deems appropriate in its sole discretion).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical status, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in ~~euro~~Euros and for any Interest Period, the EURIBOR Screen Rate ~~at approximately 11:00 a.m., Brussels time~~, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in ~~euros~~Euros and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for ~~euros~~Euros for the relevant ~~Interest Period~~period displayed (before any correction, recalculation or republication by the administrator) on ~~such day and time on~~ page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of ~~Reuters as selected by the Administrative Agent in its reasonable discretion)~~Thomson Reuters, as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than 0%, the EURIBOR Screen Rate shall be deemed to be 0% for purposes of this Agreement.

“Euro”, “€” “euro” and/or “EUR” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means, for any Foreign Currency, the rate of exchange therefor as described in clause (b) of the definition of “Dollar Amount”.
“Excluded Property” means:

(a)    any investment property or general intangibles (each as defined in the UCC) or assets governed thereby (including any license, contract, permit, lease or franchise to the extent deemed a general intangible), now or hereafter held or owned by any Loan Party, to the extent, in each case, that (i) a security interest may not be granted by a Loan Party in such investment property or general intangibles as a matter of law or (ii) a security interest may not be granted under the express terms of the governing documents applicable to such general intangible, investment property or assets governed thereby (or the granting of which would result in a default or termination under such governing documents), without the consent of one or more applicable parties thereto so long as such consent from such applicable party or parties is not from either the Company or any Affiliate thereof;
(b)    fixtures located on premises leased by any Loan Party to the extent the pledge thereof or grant of a security interest therein is (i) prohibited by the lease governing such premises and (ii) would result in the forfeiture of any Loan Party’s right, title or interest thereunder under applicable law; provided, however, that at such time as any such grant of a security interest in any fixture is not prohibited and does not result in a forfeiture thereunder or under applicable law, such fixture shall (without any further act or delivery by any Person) constitute Collateral;
(c)    equipment owned by any Loan Party that is subject to a Lien permitted under Section 6.02 if the contract or other agreement applicable to the Indebtedness secured thereby validly prohibits the creation of any other Lien on such equipment or if such creation would result in a default or termination under the relevant agreement;
(d)    any intent-to-use trademark application or other intellectual property to the extent and for so long as creation by a Loan Party of a security interest therein would result in the abandonment, cancellation, invalidation or unenforceability thereof; provided however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in this clause (d) (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in this clause (d) or any other clause of this definition);
(e)    (i) any assets of any Subsidiary that is a Foreign Subsidiary or a FSHCO and (ii) more than 65% of the voting stock of any Subsidiary of a Loan Party that is a First-Tier Foreign Subsidiary or a FSHCO;
(f)    any license or any property subject to a license to the extent a grant of a security interest therein would result in a breach or termination pursuant to the terms of, or a default under, any such license;
(g)    (i) any fee simple interest in real property (other than Material Real Property), (ii) any leasehold or subleasehold interest in real property, (iii) any real property located in any jurisdiction outside the United States and (iv) any fee simple interest in real property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”; provided that, notwithstanding anything to the contrary set forth in this Agreement, to the extent any Material Real Property does not constitute Collateral as a result of the forgoing clause (g)(iv), the Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any such Material Real Property described securing any Indebtedness of the type described in the definition of Consolidated Funded Indebtedness;
(h)    any (i) payroll and other employee wage and benefit accounts (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts, (iv) fiduciary or trust accounts, (v) disbursement accounts, (vi) accounts subject to cash pooling arrangements and (vii) zero balance accounts, and, in the case of clauses (i) through (vii), the funds or other property held in or maintained in any such account;
(i)    any assets in which a pledge of, or grant of security interest in, such assets would be prohibited by applicable law, rule or regulation or which would require governmental (including regulatory) consent, approval, license or authorization with respect to such pledge or grant, unless such consent, approval, license or authorization has been received;
(j)    any assets for which the title to such assets is governed by a certificate of title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a certificate of title or certificate of ownership;
(k)    any (i) margin stock (within the meaning of Regulation T, U or X of the Federal Reserve Board), (ii) Equity Interests in captive insurance subsidiaries, special purpose entities to the extent reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, delayed or conditioned) and not-for-profit subsidiaries, (iii) Equity Interests in, and assets of, Immaterial Subsidiaries and (iv) Equity Interests in any other Person (other than wholly-owned Subsidiaries) to the extent not permitted by the terms of such Person’s organizational or joint venture documents (so long as such prohibition did not arise as part of the acquisition or formation thereof or in anticipation of the requirements under the Loan Documents);
(l)    letter-of-credit rights (as defined in the UCC) (except to the extent a security interest therein can be perfected by the filing of financing statements under the UCC);
(m)    those assets as to which the Administrative Agent and the Company reasonably agree that the cost of obtaining or perfecting such a security interest is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;
(n)    any assets (other than Equity Interests) located or titled outside of the applicable Loan Party’s jurisdiction of organization or assets (other than Equity Interests) that require action under the law of any jurisdiction other than the United States or any state thereof to create or perfect a security interest in such assets under such jurisdiction, including any intellectual property registered in any jurisdiction other than the United States or any state thereof;
(o)    any assets the granting of a security interest therein would result in material and adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Company in good faith and in consultation with the Administrative Agent; and
(p)    any Unrestricted Subsidiary.
“Excluded Subsidiary” means (a) any FSHCO, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited, but only so long as such Subsidiary would be prohibited, by applicable law, rule or regulation or by any contractual obligation existing on (but not incurred in anticipation of) the date such Subsidiary is acquired or organized (as long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from guaranteeing the Obligations or that would require governmental or regulatory consent, approval, license or authorization or the consent of a Person other than the Company or any direct or indirect subsidiary or direct or indirect parent entity thereof to provide a guarantee unless such consent, approval, license or authorization has been received, (d) special purpose entities to the extent reasonably acceptable to the Required Lenders (such acceptance not to be unreasonably withheld, delayed or conditioned), if any, (e) not-for-profit Subsidiaries, (f) captive insurance companies, (g) any Foreign Subsidiary, (h) any Unrestricted Subsidiary or (i) any Subsidiary with respect to which the Company and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding the foregoing, no Subsidiary shall constitute an Excluded Subsidiary if (either at the time of designation or thereafter) (x) the primary purpose of such designation is (A) to evade the collateral or guarantee requirements under the Loan Documents for such Subsidiary with no other justifiable business purpose, or (B) to raise (or to facilitate the raising of) capital for (or any parent of) the Company or any Restricted Subsidiary or Unrestricted Subsidiary or any parent of the foregoing ~~or~~, (y) such Subsidiary Guarantees or otherwise provides credit support for any Material Indebtedness or Subordinated Indebtedness of the Company or any Restricted Subsidiary or Unrestricted Subsidiary~~.~~ or (z) such Subsidiary owns (or owns the Equity Interests of any Person that owns) any intellectual property or other assets that are material to the business of the Company and its Subsidiaries (including, without limitation, any Material Contracts or Material Real Property, but excluding any equipment or inventory held in the ordinary course of business or consistent with past practice) and at no time shall the Company, any other Loan Party or any Subsidiary transfer any material intellectual property or any material assets (including, without limitation, any Material Real Property, but excluding any equipment or inventory transferred in the ordinary course of business or consistent with past practice) to an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 22, 2018, by and among the Company, the other borrowers from time to time party thereto, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent, as amended, supplemented or otherwise modified prior to the date hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing any of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller or similar officer with equivalent duties of the Company.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“First-Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s Equity Interests.
“Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Company, the ratio of (a) the result of (i) Consolidated EBITDA for such period, minus (ii) the sum of (x) unfinanced Capital Expenditures made during such period (excluding expenditures representing the purchase price for any Permitted Acquisition or other investment permitted pursuant to Section 6.04(u)), plus (y) cash income taxes and cash tax distributions paid during such period, to (b) the sum of (i) all scheduled installments of principal of Indebtedness paid during such period (and, in the case of any revolving Indebtedness, to the extent there is an equivalent permanent reduction in the commitments thereunder), plus (ii) Consolidated Cash Interest Expense for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation) in respect of Equity Interests (other than dividends or distributions (A) paid by a Loan Party to any other Loan Party or (B) constituting tax distributions (including distributions made to fund obligations pursuant to the Tax Receivable Agreement)) during such period, all calculated for the Company and its Subsidiaries for such period in accordance with GAAP on a consolidated basis.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 and the Biggert–Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate, HIBOR Rate, each Adjusted Daily Simple RFR or Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate, HIBOR Rate, each Adjusted Daily Simple RFR or Central Bank Rate shall be 0%.
“Foreign Currency” means (i) Sterling, (ii) euros, (iii) Canadian Dollars, (iv) Hong Kong Dollars and (v) any additional currencies determined after the Effective Date by mutual agreement of the Company, each Revolving Lender, each Issuing Bank and the Administrative Agent; provided that (x) each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars and (y) notwithstanding anything herein to the contrary, Canadian Dollars shall not constitute an Agreed Currency after the Amendment No. 4 Effective Date without the prior written consent of each Lender.
“Foreign Currency Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the total amount of the Revolving Commitments. The Foreign Currency Sublimit is part of, and not in addition to, the Revolving Commitments hereunder.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any Domestic Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs.
“Funko Holdings” means Funko Holdings LLC, a Delaware limited liability company and direct wholly-owned Subsidiary of the Company.
“Funko LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 1, 2017, and as amended by that certain Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 10, 2018.
“Funko UK” means Funko UK, Ltd., a private limited company formed under the laws of England and Wales, which is a wholly-owned Subsidiary of the Company.
“Funko UK Lease Guarantees” means the guarantees provided by Funko Holdings to secure the payment obligations of Funko UK under any real property leases.
“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Article X.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the HIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the HIBOR Screen Rate for the longest period (for which the HIBOR Screen Rate is available) that is shorter than the Impacted HIBOR Rate Interest Period; and (b) the HIBOR Screen Rate for the shortest period (for which the HIBOR Screen Rate is available) that exceeds the Impacted HIBOR Rate Interest Period, in each case, at such time; provided that, if any HIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“HIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars and for any Interest Period, the HIBOR Screen Rate at approximately 11:00 a.m., Hong Kong time, two Business Days prior to the commencement of such Interest Period; provided that, if the HIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted HIBOR Rate Interest Period”), then the HIBOR Rate shall be the HIBOR Interpolated Rate.
“HIBOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars and for any Interest Period, the percentage rate per annum for deposits in Hong Kong Dollars for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period, displayed under the heading “HKAB HKD Interest Settlement Rates” on the Reuters Screen HKABHIBOR Page (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion). For the avoidance of doubt, if the HIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Hong Kong Dollars” means the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Impacted HIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “HIBOR Rate.”
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person but excluding operating leases, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and accrued salaries, vacation and employee benefits, including deferred compensation), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property at the date of determination of the amount of such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, less the amount of any cash collateral provided with respect to letters of credit pursuant to Section 2.24(c), (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any Swap Agreement or under any similar type of agreement (calculated after giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement or other agreement were terminated, (l) all Attributable Receivables Indebtedness of such Person, (m) all obligations of such Person under Sale and Leaseback Transactions, (n) obligations arising under or in respect of any Convertible Indebtedness, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and (o) Disqualified Equity Interests. Notwithstanding the foregoing, the obligations of the Company or any direct or indirect parent of the Company under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor but shall not include any Indebtedness of any direct or indirect parent entity appearing on the balance sheet of any Borrower solely by reason of push-down accounting.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Intercompany Loan” means that certain Loan Agreement, dated on or around October 22, 2018, as amended by that certain Amendment No. 1 to Loan Agreement, dated as of September 20, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.11) between Funko, LLC, as borrower, and Public Holdco, as lender.
“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form ~~attached hereto as Exhibit H-2 or any other form~~ approved by the Administrative Agent and separately provided to the Borrowers.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan)~~,~~ or any CBR ~~Loan or any Canadian Prime~~ Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means (x) with respect to any Term Benchmark Borrowing denominated in any Agreed Currency other than Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, if agreed by each Lender for the applicable Class of Loans, 12 months) thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect, in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for ~~any~~such Agreed Currency and (y) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect, in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means, individually and collectively as the context may require, (i) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder and (ii) each other Lender that agrees to act as an Issuing Bank hereunder and that is approved by the Company and the Administrative Agent (in each case, through itself or through one of its designated affiliates or branch offices), in each case together with its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Issuing Bank Sublimits” means, as of the Effective Date, (i) $10,000,000 in the case of JPMorgan Chase Bank, N.A. and (ii) in the case of any other Issuing Bank, such amount as shall be designated to the Administrative Agent and the Company in writing by such Issuing Bank. After the Effective Date, any Issuing Bank shall be permitted at any time to (x) increase its Issuing Bank Sublimit or (y) decrease its Issuing Bank Sublimit to an amount not less than such Issuing Bank’s initial Issuing Bank Sublimit, in each case, with the consent of the Company and upon providing five (5) days’ prior written notice (or such shorter period as the Administrative Agent shall agree) thereof to the Administrative Agent. After the Effective Date, any Issuing Bank shall be permitted to decrease its Issuing Bank Sublimit to an amount less than such Issuing Bank’s initial Issuing Bank Sublimit with the consent of the Company, the Administrative Agent and each of the other Issuing Banks.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
    “Lead Arranger” means each of JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Keybank National Association (together with its Affiliates) in its capacity as a joint lead arranger and joint bookrunner for the credit facilities evidenced by this Agreement.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Liability Management Exercise” means, except as expressly permitted herein (including pursuant to a Refinancing Transaction that results in Payment in Full of the Secured Obligations) or in any other Loan Document (in each case as in effect on the Amendment No. 4 Effective Date), any restructuring, reorganization, rescheduling, recapitalization, reduction, cancellation, termination, elimination, refinancing, retirement, extension, exchange, amendment, repurchase, replacement or defeasance (or any amendment or extension designed to achieve such effect) of all or any portion of the Secured Obligations (the “Original Indebtedness”) with other Indebtedness of the Company or any Subsidiary that is contractually or structurally senior to the Original Indebtedness (in each case, including as to right of payment, Lien priority or additional collateral (including Indebtedness that ranks senior as to right of payment, Lien priority or additional collateral on a temporary basis)) (including, for the avoidance of doubt, through any incurrence of Indebtedness by an Affiliate of the Company that is not a Loan Party) (any such other Indebtedness that is senior to the Original Indebtedness, the “Other Indebtedness”) (including, without limitation, in connection with or in contemplation of any amendment, restatement, waiver, supplement or other modification of any of the Loan Documents), in each case, as to which each directly and adversely affected lender of the Original Indebtedness has not been offered a bona fide opportunity to fund or otherwise provide its pro rata share on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as the Other Indebtedness, which offer shall remain open to each adversely affected lender for a period of not less than five (5) Business Days. For the avoidance of doubt, the incurrence of (i) debtor-in-possession financing as to which each directly and adversely affected lender of the Original Indebtedness has been offered a bona fide opportunity to fund or otherwise provide its pro rata share, which offer shall remain open to each adversely affected lender for a period of not less than five (5) Business Days or (ii) any repayment or prepayment of the Obligations in accordance with the terms of this Agreement shall not constitute a Liability Management Exercise.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For the avoidance of doubt, issuing or settling conversions of Convertible Indebtedness, Permitted Bond Hedge Transactions or Permitted Warrant Transactions will not be deemed to constitute a Lien.
“Limited Condition Transaction” means any Permitted Acquisition or other investment permitted hereunder that the Company or one or more of its Subsidiaries is contractually committed to consummate and whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guaranty, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, the Collateral Documents and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit applications and any agreements between the Company and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby (including, without limitation, any fee letter executed by any Loan Party in favor of the Administrative Agent or any Lender or its Affiliate; provided that, notwithstanding anything to the contrary in this Agreement, any fee letter that constitutes a Loan Document may be amended in accordance with its terms solely by the parties thereto). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency, local time for the principal financial center of such Foreign Currency as determined by the Administrative Agent (it being understood that such local time shall mean London, England time (in the case of Sterling), Toronto, Ontario time (in the case of Canadian Dollars), Frankfurt, Germany time (in the case of euro) and Hong Kong time (in the case of Hong Kong Dollars), unless otherwise notified by the Administrative Agent).
“Material Acquisition” means any Permitted Acquisition in respect of which the aggregate purchase consideration paid or payable (including without limitation, earnout or similar obligations, but excluding (A) consideration payable in shares constituting Qualified Equity Interests of the Company, and (B) any amount paid by the issuance of Qualified Equity Interests) for such Permitted Acquisition is equal to or greater than $200,000,000.
“Material Adverse Effect” means (i) a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Borrowers or other Loan Parties, taken as a whole, to perform any of their obligations under this Agreement or any other Loan Document, (c) validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent and the Lenders under this Agreement or any other Loan Document, or (d) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, in each case, taken as a whole~~.~~, or (ii) the breach, cancellation, waiver, modification (in a way that is materially adverse to the Company and its Subsidiaries or the Lenders), termination, discontinuance, avoidance or defeasance of any licenses, distribution agreements, intellectual property or trademark agreements of the Company or any of its Subsidiaries that would individually result in more than a 10% decline to sales on an annualized basis for the Company and its Subsidiaries on a consolidated basis unless, in the case of this clause (ii), such Material Adverse Effect is waived by the Administrative Agent in its good faith discretion.
“Material Contract” means, with respect to any Person, each contract or agreement (including, without limitation, any license, distribution agreement, intellectual property or trademark agreement) to which such Person is a party, in respect of which a breach ~~or~~, cancellation, waiver, modification (in a way that is materially adverse to the Company and its Subsidiaries or the Lenders), termination, discontinuance, avoidance or defeasance could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $~~15,000,000~~10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Real Property” means any real property (wherever located) owned by a Loan Party in fee simple with a current value (determined by reference to either an appraisal (to the extent existing) or such Loan Party’s good-faith estimate of the current value of such real property) in excess of $7,500,000.
“Material Subsidiary” means each Subsidiary which, together with its Subsidiaries as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) ~~individually~~, (i) after the elimination of intercompany revenues and receipts, contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period or (ii) after the elimination of intercompany assets, contributed greater than ten percent (10%) of the Company’s Consolidated Total Assets as of such date; provided that, if at any time after the elimination of intercompany revenues and receipts, the aggregate amount of the Company’s Consolidated EBITDA or the Company’s Consolidated Total Assets, in each case, attributable to Immaterial Subsidiaries exceeds ten percent (10%) of the Company’s Consolidated EBITDA for any such period or ten percent (10%) of the Company’s Consolidated Total Assets (in each case after giving effect to such exclusions) as of the end of any such fiscal quarter, then, in each case, the Company (or, in the event the Company has failed to do so within ten days after financial statements with respect to such fiscal quarter have been delivered pursuant to Section 5.01(a) or (b), the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than FSHCOs) as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.
“Maturity Date” means September 17, 2026.
“MIRE Event” means, if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Commitments or Loans (including an Incremental Term Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Loan or (iii) the issuance or extension of Letters of Credit).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means with respect to any Mortgage for a Material Real Property, an ALTA title insurance policy with an insured amount not to exceed the Fair Market Value of the Material Real Properties covered thereby and subject to any tie-in coverage available and otherwise in form and substance reasonably satisfactory to the Administrative Agent (with endorsements as the Administrative Agent may reasonably request to the extent available in the applicable jurisdiction), evidence of zoning compliance, property insurance, flood certifications and flood insurance (if applicable), customary opinions of counsel in the jurisdiction in which such Material Real Property is located, new or existing ALTA surveys in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), appraisals, environmental assessments and reports and mortgage tax affidavits and similar declarations and other similar customary information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.
“Mortgaged Property” means, at any time, any Material Real Property that is subject to a Mortgage at such time.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Leverage Ratio” means, on any date, the ratio of (a) the amount of Consolidated Funded Indebtedness as of such date minus Qualified Cash as of such date in an aggregate amount not to exceed $25,000,000 to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“NYFRB” means the Federal Reserve Bank of New York.
~~“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.~~

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including, without limitation, default interest and any interest accruing on interest) on the Loans and any other Obligations, all LC Exposure, all accrued and unpaid fees (including, without limitation, the Amendment No. 4 Fee set forth in Section 2.12(e) and any other fee set forth in a fee letter executed by any Loan Party in favor of the Administrative Agent or any Lender or Affiliate thereof) and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest, default interest, any interest accruing on interest, and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Indebtedness” has the meaning assigned to such term in the definition of Liability Management Exercise.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to ~~economic and monetary union~~Economic and Monetary Union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning assigned to it in Section 8.06(c).
“Paid in Full” or “Payment in Full” means, (i) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank, in an amount equal to 103% of the LC Exposure as of the date of such payment), (iii) the payment in full in cash of all accrued and unpaid fees, (iv) the termination of all Commitments, (v) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto and (vi) the payment in full in cash of all other amounts owing under the Loan Documents, all reimbursable expenses and all other Secured Obligations (other than contingent indemnity obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon.
“Payment Notice” has the meaning assigned to it in Section 8.06(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of (i) all or substantially all the assets of a Person or division or line of business of a Person or (ii) all or substantially all the Equity Interests of a Person entitled to vote in the election of the board of directors (or any other applicable governing body) of such Person (each, an “Acquisition”), in each case if, at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto and any Indebtedness incurred or assumed in connection therewith:

(a)    (i) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and (ii) no Covenant Relief Period is in effect at such time;
(b)    the Company has provided the Administrative Agent, promptly following the closing and consummation of such Acquisition, with copies of the final executed acquisition agreement and related material documents;
(c)    (i) the Company and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition and any Indebtedness incurred or assumed in connection therewith, with the covenants contained in Section 6.10 ~~(giving effect to any Acquisition Holiday in effect at such time)~~ recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (ii) if the aggregate consideration paid in respect of such acquisition exceeds $50,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent; and
(d)    the Person to be acquired (or the business represented by the assets to be acquired) is (i) engaged in a business principally located in the United States and permitted to be engaged in by the Loan Parties pursuant to Section 6.03(b) and is joined as a Loan Party pursuant to Section 5.09 within the time periods set forth therein or (ii) a Foreign Subsidiary and the aggregate purchase consideration paid or payable (including without limitation, earnout or similar obligations, but excluding (A) consideration payable in shares constituting Qualified Equity Interests of the Company, and (B) any amount paid by the issuance of Qualified Equity Interests) in respect of all such Permitted Acquisitions under this clause (d)(ii) shall not exceed $200,000,000 in the aggregate during the term of this Agreement.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s or any direct or indirect parent of the Company’s common equity (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) purchased by the Company or any direct or indirect parent of the Company in connection with the issuance of any Convertible Indebtedness the purpose of which is to mitigate dilution upon conversion of such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company or any direct or indirect parent of the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company or any direct or indirect parent of the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;
(f) easements, zoning restrictions, rights-of-way, covenants, restrictions, minor defects or irregularities in title, building codes, survey exceptions, ground leases, easements, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, leases, subleases, licenses, licenses, sublicenses, occupancy agreements, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(h) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;
(i) leasehold interests of lessors created in connection with any Sale and Leaseback Transaction;
(j) Liens on insurance policies and the proceeds thereof securing Indebtedness representing installment insurance premiums owing in the ordinary course of business;
(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l) Liens in connection with the sale or transfer of any assets in a transaction permitted under Section 6.03 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(m) Liens on securities that are subject to repurchase agreements permitted by clause (d) of the definition of Permitted Investments;
(n) licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 6.03;
(o) any interest or title of a lessor under any operating lease or operating sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;
(p) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions; and
(q) contractual rights of setoff in favor of vendors and customers arising in the ordinary course of business;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Holder” means TCG Capital Management, LP, a Delaware limited partnership, and any other entity owned or controlled by one or more of the managing members or managers of TCG Capital Management, LP on the Amendment No. 3 Effective Date (“TCG”), which are Affiliates that are equity funds to the extent such Persons are controlled, directly or indirectly, by TCG by way of ownership or general partner or managing member or manager relationship.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d) cash and demand deposits maintained with (i) any Lender or (ii) with the domestic office of any commercial bank organized under the laws of the United States of America or any State which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions;

(h) in the case of investments by a Foreign Subsidiary, investments and instruments corresponding to and with equivalent quality to investments and instruments described in the foregoing clauses (a) through (g) available in or guaranteed by the equivalent Governmental Authorities in the country in which such Foreign Subsidiary is located; and
(i) other investments permitted by the Company’s investment policy as adopted by its Board of Directors as in effect on the Effective Date, as amended, restated, supplemented or otherwise modified from time to time.
“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.
“Permitted Receivables Facility Assets” means Receivables (whether now existing or arising in the future) of the Receivables Sellers which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to a Receivables Entity and all proceeds thereof.
“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case, which are consistent with Standard Securitization Undertakings, and, in each case, as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as any such amendments, modifications, supplements, refinancings or replacements are (i) consistent with Standard Securitization Undertakings and (ii) not adverse in any material respect to the interests of the Lenders unless otherwise consented to by the Administrative Agent.
“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Permitted Unsecured Indebtedness” means Indebtedness (including subordinated Indebtedness the payment of which is subordinated to the payment of the obligations of the Company and the Subsidiaries, as applicable, under the Loan Documents pursuant to documentation, and subject to terms and conditions, acceptable to the Administrative Agent in its discretion) of the Company or any Subsidiary; provided that (a) both immediately prior to and after giving effect (including pro forma effect) thereto, no Event of Default shall exist or would result therefrom, (b) (i) the Company and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Section 6.10 ~~(giving effect to any Acquisition Holiday in effect at such time)~~ recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), as if such Indebtedness had been incurred on the first day of each relevant period for testing such compliance and (ii) the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent, (c) (i) such Indebtedness is not secured by any collateral (including the Collateral), nor is any Guarantee thereof secured by any collateral (including the Collateral), and (ii) any Guarantees by any Loan Party of Permitted Unsecured Indebtedness of any non-Loan Party are permitted under Section 6.04(c), (d) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Maturity Date (it being understood that any provision requiring a mandatory offer to purchase such Indebtedness as a result of change of control, optional, call provisions that the Company may exercise, fundamental change, customary asset sale or event of loss shall not violate the foregoing restriction), (e) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall not include any financial maintenance covenants and that applicable negative covenants shall be incurrence-based to the extent customary for similar Indebtedness) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable (as reasonably determined by the Company in good faith) in any material respect to the lenders or investors providing such Permitted Unsecured Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Maturity Date then in effect); provided that a certificate of a Financial Officer of the Company delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive, and (f) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of the Loans to the extent required and in accordance with the terms of Sections 2.11(c) and (d).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s or any direct or indirect parent of the Company’s common equity (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) sold by the Company or any direct or indirect parent of the Company substantially concurrently with any purchase by the Company or any direct or indirect parent of the Company of a related Permitted Bond Hedge Transaction, the purpose of which is to mitigate dilution upon conversion of such Convertible Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreements” means, collectively, any pledge agreements, share mortgages, charges and comparable instruments and documents from time to time executed pursuant to the terms of Section 5.09 in favor of the Administrative Agent for the benefit of the Secured Parties, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Pledge Subsidiary” means (i) each Domestic Subsidiary and (ii) each First-Tier Foreign Subsidiary that is a Material Subsidiary.
“Prepayment Event” means:
(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than dispositions described in Section 6.03(a)(iii), (iv), (v), (vi) and (vii), resulting in Net Proceeds in an aggregate principal amount in excess of $2,500,000 during any fiscal year of the Company; provided that, during the Covenant Relief Period, the foregoing dollar limitation shall not apply and any sale, transfer or other disposition described in this clause (a) shall constitute a Prepayment Event; ~~or~~
(b) any casualty or other insured damage to (other than the proceeds of any business interruption insurance), or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary resulting in Net Proceeds in an aggregate principal amount in excess of $2,000,000 during any fiscal year of the Company; provided that, during the Covenant Relief Period, the foregoing dollar limitation shall not apply and any casualty or other insured damage or any taking under power of eminent domain or by condemnation or similar proceeding described in this clause (b) shall constitute a Prepayment Event~~.~~; or
(c) the incurrence by any Loan Party or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma EBITDA” means, with respect to any assets acquired in a Permitted Acquisition, the amount of such assets’ Consolidated EBITDA for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the respective Permitted Acquisition for which financial statements are available, adjusted as provided herein. Such amount shall be determined by the Company and shall be subject to the consent of, (x) if, a quality of earnings report is prepared in accordance with generally accepted standards by a nationally recognized certified public accounting firm, the Administrative Agent (such consent not to be unreasonably withheld or delayed) or (y) if there is no such quality of earnings report, the Administrative Agent acting in good faith (such consent not to be unreasonably withheld or delayed), based upon and derived from financial information delivered to the Agents prior to the consummation of such Permitted Acquisition (Pro Forma EBITDA for such assets acquired in such Permitted Acquisition as calculated and consented to as of such closing being referred to as the “Initial Pro Forma EBITDA”). After the closing of such Permitted Acquisition and unless otherwise agreed by the Administrative Agent and the Company, Pro Forma EBITDA with respect thereto shall equal Initial Pro Forma EBITDA multiplied by a fraction the numerator of which is 365 minus the number of days after the closing of the Permitted Acquisition included in any period for which financial statements have been delivered and the denominator of which is 365.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Expenses” means expenses incurred in connection with (a) compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as applicable to companies with equity or debt securities held by the public, or the rules of national securities exchanges applicable to companies with listed equity or debt securities, and (b) any other expenses attributable to the status of Public Holdco as a public company and the holding company of the Company and its Subsidiaries, including expenses relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ fees, directors’ and officer’s insurance and other executive costs, legal, audit and other professional fees and listing and filing fees.
“Public Holdco” means Funko, Inc., a Delaware corporation.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.19.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Permitted Investments of a Loan Party that is held in a deposit account maintained in the United States.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person that constitutes an ECP and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests; provided that, for the avoidance of doubt, common equity shall be deemed Qualified Equity Interests.
“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).
“Receivables Entity” means a wholly-owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (other than pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).
“Receivables Sellers” means the Company and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (4) if ~~the~~, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (5) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting, (6) if such Benchmark is the ~~CDOR~~Adjusted Term CORRA Rate, ~~10:15 a.m. (~~1:00 p.m. Toronto~~, Ontario~~  time~~), on~~ on the day that is two Business Day preceding the date of such setting, and (~~6~~7) if such Benchmark is none of the Term SOFR Rate, SONIA, the EURIBOR Rate, ~~the CDOR Rate or~~  Daily Simple SOFR, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing Transaction” has the meaning set forth in Section 5.15.
“Register” has the meaning set forth in Section 9.04.
“Registration Rights Agreement” means a Registration Rights Agreement by and among Public Holdco and the Original Equity Owner Parties (as defined therein) dated November 1, 2017 and as amended, restated, supplemented or otherwise modified from time to time.
~~“Reinvestment Eligible Funds” has the meaning set forth in Section 2.11(c).~~
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in ~~euro~~Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto ~~and~~, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other Agreed Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in ~~euro~~Euro, the Adjusted EURIBOR Rate, (iii) with respect to any Borrowing denominated in Sterling, the applicable Adjusted Daily Simple RFR, (iv) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDOR Rate~~Adjusted Term CORRA, (v) with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars, the HIBOR Rate ~~or~~, (vi) with respect to any RFR Borrowing denominated in Dollars, the applicable Adjusted Daily Simple RFR, as applicable or (vii) with respect to any RFR Borrowing denominated in Canadian Dollars, the applicable Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in ~~euro~~Euro, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDOR Screen Rate~~Term CORRA or (iv) with respect to any Term Benchmark Borrowing denominated in Hong Kong Dollars, the HIBOR Screen Rate.
“Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the Total Credit Exposures and unused Commitments at such time (provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the unused Commitment of each Lender shall be deemed to be zero), and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the Total Credit Exposures at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.
“Required Revolving Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Revolving Loans becoming due and payable pursuant to Section 7.01 or the Revolving Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the aggregate Unfunded Commitments at such time, and (b) for all purposes after the Revolving Loans become due and payable pursuant to Section 7.01 or the Revolving Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the aggregate Revolving Credit Exposures at such time; provided that, in the case of clauses (a) and (b) above, the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President, Treasurer or General Counsel or any similar title of the applicable Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.
“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 opposite such Lender’s name, or in the applicable documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving

Commitment pursuant to the terms hereof, as applicable. The aggregate amount of the Revolving Lenders’ Revolving Commitments as of the Amendment No. ~~3~~4 Effective Date is $~~180,000,000~~135,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal Dollar Amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA ~~and~~, (b) Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and (c) Canadian Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA) Daily Simple CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London ~~and~~, (b) Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“Sale Transaction” has the meaning set forth in Section 5.15.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Amendment No. ~~3~~4 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority of a jurisdiction where the Loan Parties operate, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the target or subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority of a jurisdiction where the Loan Parties operate.
“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction or any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Banks in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Company or any Subsidiary (for the avoidance of doubt, excluding any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction), (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Securities Act” means the United States Securities Act of 1933.
“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, in reference to any Person, (i) the sum of the probable liability of the debts and other liabilities (subordinated, contingent or otherwise) of such Person and its Subsidiaries, taken as a whole, as such debts and liabilities become absolute and matured, does not exceed the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole and (iii) such Person and its Subsidiaries, taken as a whole, have not incurred, do not intend to incur or believe that they will incur, debts or other liabilities including current obligations beyond their ability to pay such debt or other liabilities as they mature in the ordinary course of business. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement (for the avoidance of doubt, excluding any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction).
“Specified Representations” means those representations and warranties made by the Loan Parties in Sections 3.01, 3.02, 3.03(b)(i), 3.08, 3.12, 3.15, 3.17, 3.18 and 3.19 (subject to customary “funds certain” limitations).
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as

“Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subordinated Indebtedness” means any Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Administrative Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Administrative Agent; it being understood that the following terms in respect of such Indebtedness will be satisfactory to the Administrative Agent: (1) no cash principal or interest payments prior to the maturity thereof, (2) matures at least 180 days after the Maturity Date, (3) subject to customary limited exceptions, indefinite standstill period on the exercise of remedies (whether or not of a type available to unsecured creditors) until the Payment in Full of the Secured Obligations ~~are paid in full in cash and all Commitments have terminated and Letters of Credit terminated and returned without pending draw~~, and (4) unsecured.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of (a) Sections 5.01(i) and 5.01(j), and (b) the definition of “Unrestricted Subsidiary” contained herein (including, for the avoidance of doubt, for purposes of determining compliance with any terms and conditions set forth in such definition (and any definitions used therein) or otherwise set forth in this Agreement in connection with the designation or re-designation of any Unrestricted Subsidiary or Restricted Subsidiary) and disclosures related to the existence or identity of an Unrestricted Subsidiary) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.
“Subsidiary Borrower” means any Eligible Subsidiary that has been designated as a Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Subsidiary Borrower pursuant to such Section. Each of Funko Holdings, Funko, LLC, Loungefly, LLC and Funko Games, LLC is a Subsidiary Borrower as of the Effective Date.

“Subsidiary Guarantor” means each Domestic Subsidiary (other than any Excluded Subsidiary). The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.
“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date substantially in the form of Exhibit G (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Subsidiary Redesignation” has the meaning specified in the definition of “Unrestricted Subsidiary.”
“Supported QFC” has the meaning assigned to it in Section 9.19.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Swap Agreement.
“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. For the avoidance of doubt and notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Swap Obligation.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.
“Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05. All Swingline Loans shall be denominated in Dollars.

“Syndication Agent” means each of PNC Bank, National Association, Keybank National Association and Bank of the West in its capacity as syndication agent for the credit facilities evidenced by this Agreement.
~~“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.~~
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which ~~TARGET2~~T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Receivable Agreement” means a Tax Receivable Agreement by and among Public Holdco, the Company, each of the Members (as defined therein) from time to time party thereto and the Management Representative (as defined therein) dated November 1, 2017 as amended, restated, supplemented or otherwise modified from time to time.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the HIBOR Rate or the ~~CDOR~~Adjusted Term CORRA Rate.
“Term Benchmark Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any tenor comparable to the applicable Interest Period, the Term CORRA Reference Rate for such tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(a) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.
“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as initially set forth on Schedule 2.01 opposite such Lender’s name, or in the most recent Assignment Agreement or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04, contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $180,000,000 as of the Effective Date. After advancing the Term Loans, which, for the avoidance of doubt, shall be borrowed in a single advance on the Effective Date, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.
“Term Loans” means the Term Loans made pursuant to Section 2.01(b) on the Effective Date.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Credit Exposure” means the sum of the Total Revolving Credit Exposure and the aggregate principal amount of all Term Loans outstanding at such time.
“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal ~~amount~~Dollar Amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR, the ~~CDOR~~Adjusted Term CORRA Rate, the Canadian Prime Rate, the HIBOR Rate, the Central Bank Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Commitment” means, with respect to each Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Company (other than any Loan Party or any direct or indirect parent of any Loan Party) that at the time of determination shall be designated an Unrestricted Subsidiary by the governing body of the Company or any direct or indirect parent of the Company in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.

The governing body of the Company or any direct or indirect parent of the Company may designate any Subsidiary of the Company (other than any Loan Party or any direct or indirect parent of any Loan Party) to be an Unrestricted Subsidiary; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have any Indebtedness pursuant to which the lender(s) in respect thereof have recourse to any of the assets of the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiaries to be so designated; provided, further, however, that (i) immediately prior to giving effect to such designation no Event of Default shall have occurred and be continuing and immediately after giving effect thereto no Event of Default shall result from such designation, (ii) the Company shall be in pro forma compliance with the financial covenants set forth in Section 6.10 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are have been delivered to the Administrative Agent in accordance with this Agreement (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” (or analogous term or concept) for the purpose of any secured Indebtedness permitted hereunder, (iv) no Unrestricted Subsidiary may (x) own Equity Interests in any Restricted Subsidiary or (y) hold a Lien on any property of a Loan Party or any Restricted Subsidiary that is not a Subsidiary to be so designated as an Unrestricted Subsidiary, (v) after giving effect to such designation as an Unrestricted Subsidiary, such Unrestricted Subsidiary shall not own (or own the Equity Interests of any Person that owns) any intellectual property or other assets that ~~is~~are material to the business of the Company and the Restricted Subsidiaries ~~and~~(including, without limitation, any Material Real Property, but excluding any equipment or inventory held in the ordinary course of business or consistent with past practice), (vi) at no time shall the Company, any other Loan Party or any Restricted Subsidiary transfer ~~any material intellectual property~~ to an Unrestricted Subsidiary~~; provided, further, however, that either:~~  any intellectual property or other assets that are material to the business of the Company and the Restricted Subsidiaries (including, without limitation, any Material Real Property, but excluding any equipment or inventory transferred in the ordinary course of business or consistent with past practice) and (vii) in no event may any Subsidiary be designated as an Unrestricted Subsidiary more than one (1) time during the term of this Agreement; provided, further, such designation shall be required to be permitted under Section 6.04 (it being understood and agreed that the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by the Company (or the applicable Restricted Subsidiary that owns such designated Subsidiary) therein at the date of designation as set forth in Section 6.04); provided, further however, that as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) no Unrestricted Subsidiary shall (together with its Subsidiaries), (i) after the elimination of intercompany revenues and receipts, contribute greater than five percent (5.0%) of the Company’s Consolidated EBITDA for such period or (ii) after the elimination of intercompany assets, contribute greater than five percent (5.0%) of the Company’s Consolidated Total Assets as of such date; provided that, if at any time after the elimination of intercompany revenues and receipts, the aggregate amount of the Company’s Consolidated EBITDA or the Company’s Consolidated Total Assets, in each case, attributable to Unrestricted Subsidiaries (together with their Subsidiaries) exceeds (x) five percent (5.0%) of the Company’s Consolidated EBITDA for any such period or (y) five percent (5.0%) of the Company’s Consolidated Total Assets (in each case after giving effect to such exclusions) as of the end of any such fiscal quarter, then, in each case, the Company (or, in the event the Company has failed to do so within ten days after financial statements with respect to such fiscal quarter have been delivered pursuant to Section 5.01(a) or (b), the Administrative Agent) shall designate sufficient Unrestricted Subsidiaries as “Restricted Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Restricted Subsidiaries.

~~(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or~~
~~(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.04 (it being understood and agreed that the designation of any Subsidiary as an Unrestricted Subsidiary subject to this clause (b) shall constitute an investment by the Company (or the applicable Restricted Subsidiary that owns such designated Subsidiary) therein at the date of designation as set forth in Section 6.04).~~
The governing body of the Company or any direct or indirect parent of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”); provided, however, (a) immediately prior to giving effect to such designation no Event of Default shall have occurred and be continuing and immediately after giving effect thereto no Event of Default shall result from such designation and (b) no Subsidiary shall be designated as Unrestricted Subsidiary more than one (1) time during the term of this Agreement. Any Indebtedness or investments of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.
Any such designation by the governing body of the Company or any direct or indirect parent of the Company shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the governing body of the Company or any direct or indirect parent of the Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.
For the avoidance of doubt, no Loan Party nor any direct or indirect parent of any Loan Party may be designated as an Unrestricted Subsidiary at any time.
Notwithstanding the foregoing, in no event may any Subsidiary of the Company be designated as an Unrestricted Subsidiary during the Covenant Relief Period (it being understood and agreed that any Subsidiary that constitutes an Unrestricted Subsidiary immediately prior to the Amendment No. ~~3~~4 Effective Date may continue to be an Unrestricted Subsidiary (x) until such time (if at all) that such Subsidiary is subject to a Subsidiary Redesignation and (y) subject to the limitations set forth above). As of the Amendment No. ~~3~~4 Effective Date, there are no Unrestricted Subsidiaries.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Variance Report” means a weekly variance report, covering the applicable Weekly Test Period, in each case, setting forth for the week ended on the immediately preceding Monday prior to the delivery thereof (a) the negative variance (as compared to the Weekly Forecast for such Weekly Test Period) of the actual aggregate operating cash receipts of the Company and its

Subsidiaries in the aggregate for the applicable Weekly Test Period, (b) the positive variance (as compared to the Weekly Forecast for such Weekly Test Period) of the aggregate operating disbursements made by the Company and its Subsidiaries in the aggregate for the applicable Weekly Test Period and (c) an explanation, in reasonable detail, for any such negative variance (in the case of receipts) or positive variance (in the case of disbursements).
“Weekly Forecast” has the meaning assigned to such term in Section 5.01(i).
“Weekly Test Period” has the meaning assigned to such term in Section 5.01(i).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries on such date over current liabilities of the Company and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(a) All pro forma computations required to be made hereunder or under any other Loan Document giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any cost synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with (but without giving effect to any “management’s adjustments” under) Article 11 of Regulation S-X under the Securities Act~~.~~, but in all cases subject to the terms and conditions (including any caps or other limitations) set forth in the definition of Consolidated EBITDA and any defined terms used therein; provided that (i) in connection with each such pro forma computation, the definitions of Material Subsidiary and Unrestricted Subsidiary shall be re-determined as of such date of calculation, giving pro forma effect to the applicable transaction(s) as set forth above and (ii) any such calculation made by reference to, or requiring pro forma compliance with, any of the financial covenants shall be made by reference to the applicable financial covenant levels required under Section 6.10 for the quarter during which such acquisition, disposition or other transaction was consummated (or, if there is no financial covenant required to be tested during such fiscal quarter, the financial covenant level for the first testing period scheduled to occur after the date of such calculation). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). In addition to the foregoing, and notwithstanding anything in this Agreement to the contrary, to the extent any Indebtedness is incurred or assumed in connection with any transaction permitted hereunder, any pro forma determination of the Net Leverage Ratio or Qualified Cash or compliance with the financial covenants required to be made under this Agreement in connection with such transaction shall be made without including the proceeds of such incurred or assumed Indebtedness as Qualified Cash.
(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases that would constitute capital leases in conformity with GAAP on the Effective Date shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other ~~person~~Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.07. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any agreement, application, document or instrument related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Revolving Lender shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to such Letter of Credit.
SECTION 1.08. Exchange Rates; Currency Equivalents.
(a) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Amounts of Borrowings or Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Amounts shall become effective as of the applicable Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or such Issuing Bank, as applicable.
(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
SECTION 1.09. Limited Condition Transactions.
Notwithstanding anything in this Agreement to the contrary, in connection with any Limited Condition Transaction being financed all or in part with the proceeds of Incremental Term Loans, for purposes of:
(a) determining compliance with any provision of this Agreement which requires the calculation of the Net Leverage Ratio, Fixed Charge Coverage Ratio, Consolidated EBITDA, Consolidated Net Income and Consolidated Cash Interest Expense;

(b) determining compliance with the applicable representations and warranties in Article III, to the extent required by Section 4.02(a) (other than with respect to Specified Representations, which must be true and correct in all material respects (without duplication of materiality qualifiers) on the closing date of such Limited Condition Transaction), determining compliance with any covenant in this Agreement and the absence of any Default or Event of Default (other than any Event of Default under Section 7.01(a), (b), (h), (i) or (j)); or
(c) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Applicable EBITDA);
in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (or any such representation, warranty, requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default (other than with respect to any Event of Default under Section 7.01(a), (b), (h), (i) or (j)))) shall be deemed to be the date the purchase agreement or other definitive agreement related to such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith, including any Indebtedness incurred or assumed in connection therewith), the Company or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related representations, warranties, requirements and conditions), such ratio, test or basket (and any related representations, warranties, requirements and conditions) shall be deemed to have been complied with (or satisfied).
Upon making an LCT Election, the Company shall deliver a certificate of a Responsible Officer to the Administrative Agent demonstrating compliance on a pro forma basis after giving effect to such Limited Condition Transaction on such LCT Test Date with any relevant ratios, tests or baskets. For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Applicable EBITDA or Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations.
If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence or assumption of Indebtedness or Liens, the making of Restricted Payments, the making of any investment, the occurrence or consummation of any merger, consolidation, dissolution, division, liquidation, winding-up, sale, conveyance, assignment, lease, abandonment, transfer or disposition, or the making of any Capital Expenditure (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the purchase agreement or other definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a pro forma basis (x) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof) have been consummated and (y) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof) have not been consummated.

Notwithstanding the foregoing, the Company may not make any LCT Election during the Covenant Relief Period.
ARTICLE II

The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments or (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies exceeding the Foreign Currency Sublimit, and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to Funko, LLC in Dollars in a single advance on the Effective Date, in an amount equal to such Lender’s Term Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same currency, Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10.
(a) Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised (A) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (B) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans denominated in Sterling, as applicable, in each case of the same Agreed Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(b) At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or $1,000,000 if acceptable to the Administrative Agent in its sole discretion) (or, if such Borrowing is denominated in a Foreign Currency, the Equivalent Amounts thereof). At the time that each ABR Revolving Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or $1,000,000 if acceptable to the Administrative Agent in its sole discretion) (or, if such Borrowing is denominated in a Foreign Currency, the Equivalent Amounts thereof); provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate

Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings or RFR Borrowings outstanding.
(c) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request ~~(a) by~~by submitting an irrevocable ~~written notice (via a written~~ Borrowing Request signed ~~or authenticated by the~~by a Responsible Officer of ~~the~~such applicable Borrower~~,~~  (or the Company on its behalf ~~of the applicable Borrower, promptly followed by telephonic confirmation of such request~~) or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent (a) in the case of a Term Benchmark Borrowing, (i) not later than 2:00 p.m., Local Time, three (3) U.S. Government Securities Business Days (in the case of a Term Benchmark Borrowing denominated in Dollars) ~~or by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of such Borrower, or the Company on its behalf~~, (ii) not later than 12:00 p.m., New York Time, three (3) Business Days before the date of the proposed Borrowing (in the case of a Term Benchmark Borrowing denominated in Canadian Dollars) or (iii) not later than 2:00 p.m., Local Time, four (4) Business Days (in the case of a Term Benchmark Borrowing denominated in a Foreign Currency (other than Canadian Dollars)), in each case, before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing denominated in Sterling, not later than 2:00 p.m., Local Time, five (5) RFR Business Days before the date of the proposed Borrowing or (c) ~~by telephone~~ in the case of an ABR Borrowing, not later than 12:00 p.m., Local Time, on the date of the proposed Borrowing (which shall be a Business Day); provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 2:00 p.m., Local Time, on the date of the proposed Borrowing; provided further that such notice in respect of the Borrowing of the Term Loans on the Effective Date may be delivered on or prior to 2:00 p.m. (New York City time) two (2) Business Days’ prior to the Effective Date~~. Each~~; provided further that if such ~~telephonic~~ Borrowing Request ~~shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to~~is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent ~~of a written Borrowing Request and signed by a Responsible Officer of the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and~~. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
~~(i)~~ (i)    the name of the applicable Borrower;
~~(ii)~~ (ii)    the Agreed Currency and aggregate principal amount of the requested Borrowing;
~~(iii)~~ (iii)    the date of such Borrowing, which shall be a Business Day;
~~(iv)~~ (iv)    whether such Borrowing is to be an ABR Borrowing, an RFR Borrowing or a Term Benchmark Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;
~~(v)~~ (v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

~~(vi)~~ (vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Notwithstanding the foregoing, in no event shall any Borrower be permitted to request ~~(a) a Canadian Prime Rate Loan or a CBR Loan~~pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that ~~the Canadian Prime Rate and~~ a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Sections 2.08(e)~~, 2.14(a) and 2.14(g)) or (b) an RFR Loan denominated in Dollars (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e~~ (solely with respect to the Central Bank Rate and the Canadian Prime Rate), 2.14(a) and 2.14(g), as applicable).
SECTION 2.04. Determination of Dollar Amounts. The Dollar Amount of all Loans, Borrowings, Letters of Credit and LC Exposure, as applicable, denominated in Foreign Currencies hereunder shall be determined on each Revaluation Date.
SECTION 2.05. Swingline Loans. (a) So long as there is no Covenant Relief Period in effect at such time, and subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $7,500,000, (ii) the Dollar Amount of the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
(a) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by ~~telephone (confirmed by telecopy or electronic mail),~~fax or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent, not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) as promptly as possible on the requested date of such Swingline Loan.

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.
(c) The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(d) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance by any Issuing Bank of Letters of Credit denominated in Agreed Currencies as the applicant thereof for its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of twenty (20) Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).
(a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or ~~telecopy~~fax (or transmit ~~by electronic communication~~through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and Agreed Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form, and enter into any continuing agreement or other letter of credit agreement, in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Amount of the LC Exposure shall not exceed $10,000,000, (ii) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the aggregate Revolving Commitments, (iii) no Lender’s Dollar Amount of Revolving Credit Exposure shall exceed its Revolving Commitment, (iv) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies shall not exceed the Foreign Currency Sublimit and (v) the sum of (x) the Dollar Amount of the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate Dollar Amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Company at such time shall not exceed its Letter of Credit Commitment. Notwithstanding the foregoing or anything to the contrary contained herein, with respect to all Letters of Credit, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Issuing Bank and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Company may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations set forth in clauses (i) through (iv) of this Section 2.06(b). No Issuing Bank shall be under any obligation to issue any Letter of Credit if the issuance of the Letter of Credit would violate one or more internal policies or procedures of such Issuing Bank applicable to letters of credit generally.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
~~(ii)~~ (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after the then-current date at the time of such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); provided further that a Letter of Credit may expire up to one year beyond the Maturity Date so long as the Company cash collateralizes 103% of the amount available to be drawn under such Letter of Credit no later than five (5) Business Days prior to the Maturity Date in the manner described in Section 2.06(j) and otherwise on terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank.
(c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(d) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 2:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 1:00 p.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 2:00 p.m., Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 1:00 p.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that (x) if such LC Disbursement is denominated in Dollars, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount or (y) if such LC Disbursement is denominated in a Foreign Currency, the Company may, subject to the conditions to borrowings set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Borrowing denominated in Dollars in an amount equal to the Dollar Amount of such Foreign Currency and, in each case, to such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made.
(e) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(f) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by ~~telecopy or electronic mail~~fax or through Electronic Systems) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(g) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(h) Replacement and Resignation of Issuing Bank.

(i) An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(j) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the Dollar Amount of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Section 7.01. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Company shall immediately deposit into the Collateral Account an amount in cash equal to 103% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.

(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(m) Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage and (ii) in the case of each Loan denominated in a Foreign Currency, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Term Benchmark Payment Office for such currency and Borrower and at such Term Benchmark Payment Office for such currency and Borrower in a Dollar Amount denominated in such currency equal to such Lender’s Applicable Percentage; provided that (i) Term Loans shall be made in a single advance as provided in Section 2.01(b) and (ii) Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to any account specified in the Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the

Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when the Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.
SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(a) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by ~~telephone or~~ irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (in the case of any such written notice, ~~via~~by delivering an Interest Election Request signed by a Responsible Officer of such Borrower, or the Company on its behalf or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election~~. Each~~; provided that, if such ~~telephonic~~ Interest Election ~~Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to~~request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent ~~of a written Interest Election Request signed by a Responsible Officer of the relevant Borrower, or the Company on its behalf~~. Notwithstanding ~~any contrary provision herein, this Section shall not be construed to permit~~the foregoing, in no event shall any Borrower be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made, or (iv) ~~elect the Canadian Prime Rate or a Central Bank Rate~~request pursuant to this Section 2.08(b) a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that ~~the Canadian Prime Rate and~~ a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Sections 2.08(e)~~, 2.14(a) and 2.14(g)) or (v) elect Adjusted Daily Simple SOFR (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections~~

~~2.08(e~~ (solely with respect to the Central Bank Rate and the Canadian Prime Rate), 2.14(a) and 2.14(g), as applicable).
(b) Each ~~telephonic and~~ written Interest Election Request (including requests submitted through any Electronic System or Approved Borrower Portal) shall specify the following information in compliance with Section 2.02:
~~(i)~~ (i)    the name of the applicable Borrower and the Agreed Currency and amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
~~(ii)~~ (ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
~~(iii)~~ (iii)     whether the resulting Borrowing is to be an ABR Borrowing (in the case of a Borrowing denominated in Dollars) or a Term Benchmark Borrowing; and
~~(iv)~~ (iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month unless (x) such Term Benchmark Borrowing is or was repaid in accordance with Section 2.11 or (y) such Borrower shall have given the Administrative Agent an Interest Election Request requesting that, at the end of such Interest Period, such Term Benchmark Borrowing continue as a Term Benchmark Borrowing for the same or another Interest Period.
Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing:
~~(i)~~ (i)    no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing;
~~(ii)~~ (ii)    unless repaid, each Term Benchmark Borrowing and each RFR Borrowing, in each case, denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing);

~~(iii)~~ (iii)    unless repaid, each Term Benchmark Borrowing denominated in Canadian Dollars shall, on the last day of the Interest Period applicable thereto, bear interest at a rate per annum equal to the Canadian Prime Rate plus the ~~Applicable Rate~~CBR Spread; and
~~(iv)~~ (iv)     unless repaid, each Borrowing denominated in a Foreign Currency (other than Canadian Dollars) shall, on the last day of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing), bear interest at a rate per annum equal to the Central Bank Rate for such Foreign Currency plus the CBR Spread;
provided that, in the case of the foregoing clauses (iii) and (iv), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as applicable, for such Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in such Foreign Currency shall either be (1) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period therefor (or immediately in the case of an RFR Borrowing) or (2) prepaid at the end of the applicable Interest Period therefor (or immediately in the case of an RFR Borrowing) in full; provided further that if no election in respect of any such Term Benchmark Loan is made by the applicable Borrower by the earlier of (A) the date that is three Business Days after receipt by such Borrower of such notice and (B) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (1) above.
SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the aggregate Term Loan Commitments shall be automatically and permanently reduced to zero on the Effective Date upon the funding of the Term Loans pursuant to Section 2.01(b), and in any event shall be automatically and permanently reduced to zero at 3:00 p.m. (New York City time) on the Effective Date and (ii) all other Commitments shall terminate on the Maturity Date.
(a) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the applicable Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (x) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments, (y) the Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies would exceed the Foreign Currency Sublimit or (z) the Dollar Amount of the Revolving Credit Exposure of any Lender would exceed the Revolving Commitment of such Lender.
(b) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
(c) Notwithstanding the foregoing, on December 31, ~~2023~~2025, the aggregate Revolving Commitments shall be automatically, permanently and ratably reduced to $~~150,000,000~~125,000,000 without further action or notice by any party hereto; provided that~~, at any time prior to the occurrence of the foregoing automatic reduction in the Revolving Commitments, but in all cases subject to the first proviso to Section 9.02(b), the Required Revolving Lenders and the Company may agree in writing to reduce the amount of the foregoing Revolving Commitment reduction or accelerate or delay the timing of such automatic reduction of the Revolving Commitments required by~~  this Section 2.09(d) shall be of no force or effect if on December 31, 2025 the aggregate Revolving Commitments are less than $125,000,000; provided further that, this Section 2.09(d) shall be not be amended without the prior written consent of each Lender.
SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. Commencing with December 31, 2021, the Company shall repay the Term Loans in Dollars on the last Business Day of each December, March, June and September ending after the Effective Date, in each case, in an amount on each such date equal to 2.5% of the initial aggregate principal amount of the Term Loans funded on the Effective Date (as any such amortization payment may be adjusted from time to time pursuant to Section 2.11(a) and Section 2.11(d)). To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Company on the Maturity Date.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
(d) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit I. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice ~~(promptly followed by telephonic confirmation of such request~~by fax or through any Electronic System or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent (or in the case of a prepayment of Swingline Loans, the Swingline Lender) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, (x) not later than 2:00 p.m., Local Time, three (3) U.S. Government Securities Business Days (in the case of a Term Benchmark Borrowing denominated in Dollars) ~~or~~, (y) not later than 2:00 p.m., Local Time, three (3) Business Days (in the case of a Term Benchmark Borrowing denominated in Canadian Dollars), or (z) not later than four (4) Business Days (in the case of a Term Benchmark Borrowing denominated in a Foreign Currency (other than Canadian Dollars)), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 12:00 p.m., Local Time, on the date of prepayment, (iii) in the case of prepayment of an RFR Revolving Borrowing denominated in Sterling, not later than 2:00 p.m., Local Time, five (5) RFR Business Days before the date of prepayment, (iv) in the case of prepayment of an RFR Revolving Borrowing denominated in Dollars, not later than 2:00 p.m., Local Time, five (5) RFR Business Days before the date of prepayment ~~or~~, (v) in the case of prepayment of an RFR Revolving Borrowing denominated in Canadian dollars, five (5) RFR Business Days before the date of prepayment, (vi) in the case of prepayment of a CBR Borrowing, not later than 12:00 p.m., Local Time, four (4) Business Days prior to the date of prepayment or (vii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (or, in each case for any of the foregoing, by such later date and time as agreed by the Administrative Agent for any prepayment to be made on the Amendment No. 4 Effective Date); provided that, a notice of prepayment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(d). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b) If at any time (including, without limitation, on the date of and after giving effect to any reduction of the Revolving Commitments pursuant to Section 2.09(d) or 2.11(d)), (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit

Exposures (so calculated) exceeds 103% of the aggregate Revolving Commitments or (B) the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 103% of the Foreign Currency Sublimit, then the Borrowers shall, in each case, within five (5) Business Days following receipt of notice from the Administrative Agent, repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.
(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event, the Company shall, within three (3) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds~~; provided that, notwithstanding the foregoing, Net Proceeds received by any Loan Party in connection with a Prepayment Event that are required to be used to prepay the Obligations pursuant to this Section 2.11(c) (collectively, the “Reinvestment Eligible Funds”) shall not be required to be so used to prepay the Obligations to the extent that such Reinvestment Eligible Funds are used to purchase, replace, repair, restore or otherwise acquire properties or assets (including pursuant to a Permitted Acquisition or any other investment permitted hereunder) used by the Loan Parties in their ordinary course of business within 365 days after receipt of such Net Proceeds, provided that, (i) no Default or Event of Default has occurred and is continuing and (ii) to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied at such time.~~.
(d) All such amounts pursuant to Section 2.11(c) shall be applied first, (solely in the case of any Prepayment Event described in clause (c) of the definition of the term “Prepayment Event”) to cash collateralize outstanding LC Exposure, second, (solely in the case of any Prepayment Event described in clause (c) of the definition of the term “Prepayment Event”) to prepay the Revolving Loans and Swingline Loans, ratably, with a corresponding permanent reduction in the Revolving Commitments, and third, to prepay the Term Loans in direct order of maturity. Prepayments of the Term Loans may not be reborrowed.
(e) Notwithstanding anything in this Section 2.11 to the contrary, (i) the Borrowers shall not be required to prepay any amount that would otherwise be required to be paid pursuant to this Section 2.11 to the extent that (A) the relevant asset disposition described in clause (a) of the definition of Prepayment Event is consummated by any Foreign Subsidiary (or any Domestic Subsidiary of a Foreign Subsidiary), or (B) the relevant events described in clause (b) of the definition of Prepayment Event produce Net Proceeds received by any Foreign Subsidiary (or any Domestic Subsidiary of a Foreign Subsidiary), as the case may be, solely to the extent and for so long as the repatriation to the Company of any such amount or application of any such amount to the Obligations of any Subsidiary Borrower would be prohibited under any law, regulation or order of any Governmental Authority or conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Foreign Subsidiary (the Borrowers hereby agree to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by applicable law, regulation or order of such Governmental Authority to permit such repatriation or application of proceeds); it being understood that once the repatriation of the relevant affected Net Proceeds or application of any such amount to the Obligations of any Subsidiary Borrower, as the case may be, is permitted under the applicable law, regulation or order of such Governmental

Authority and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above, the relevant Foreign Subsidiary will promptly (and in any event not later than two (2) Business Days after such repatriation or application of proceeds would be permitted) (net of additional Taxes payable or reserved against as a result thereof) cause the application of any such amount to the repayment of the Obligations as required pursuant to Section 2.11(c), and (ii) if the Borrowers determine in good faith that the repatriation of any amounts received in connection with the relevant Prepayment Event would result in material and adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amounts, a “Restricted Amount”), as reasonably determined by the Company, the amount the Borrowers shall be required to mandatorily prepay pursuant to Section 2.11(c) shall be reduced by the Restricted Amount until such time as it may repatriate to the Company the Restricted Amount without incurring such material and adverse tax consequences; provided that to the extent that the repatriation of any Net Proceeds from the relevant Foreign Subsidiary (or Domestic Subsidiary of a Foreign Subsidiary) would no longer have adverse tax consequences, an amount equal to the Net Proceeds not previously applied pursuant to the Obligations (for the avoidance of doubt, net of any costs or Taxes associated with the repatriation of relevant amounts), shall be promptly (any in any event within two (2) Business Days after such repatriation is permitted) applied to the repayment of the Obligations pursuant to Section 2.11(c); provided, further, that the obligation to apply such Net Cash Proceeds to repayment of the Obligations shall terminate on the date that is twelve (12) months after the date that the original payment pursuant to Section 2.11(c) would have been due (in the absence of any application of this Section 2.11(e)).
~~(f) So long as the Covenant Relief Period is in effect, in the event and on each occasion that the aggregate amount of Qualified Cash exceeds $25,000,000 on any Friday (commencing with March 3, 2022) (any such excess amount, the “Weekly Excess Qualified Cash Amount”), the Company shall, on the immediately following Monday (or if such Monday is not a Business Day, the immediately following Business Day), prepay the Obligations in an amount equal to such Weekly Excess Qualified Cash Amount unless the Required Revolving Lenders shall otherwise agree. Any prepayment made pursuant to this Section 2.11 shall be applied first, to prepay any outstanding Swingline Loans, second, to prepay any outstanding Revolving Loans, and third, to cash collateralize any LC Exposure in the manner provided under Section 2.06(l).~~
SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the ~~average~~ daily Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure; provided further that no commitment fee shall be paid to a Defaulting Lender as provided in Section 2.24(a). Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year and on the date on which any Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which any Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The parties hereto acknowledge and agree that the commitment fees shall continue to accrue and be paid by the Company in accordance with this Section 2.12 notwithstanding any failure of the Company to satisfy any of the conditions to a Credit Event set forth in Section 4.02.

(a) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the ~~average~~ daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Administrative Agent for the account of each Issuing Bank for its own account a fronting fee, which shall accrue at a rate per annum equal to 0.125% on the ~~average~~ daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit by such Issuing Bank or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(c) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
(d) The Company agrees to pay to the Administrative Agent, for the ratable account of each of the Lenders party to Amendment No. 4, a fee (the “Amendment No. 4 Fee”) equal to [***] of the sum of each such Lender’s (i) outstanding Term Loans on the Amendment No. 4 Effective Date and (ii) Revolving Commitments on the Amendment No. 4 Effective Date immediately after giving effect to Amendment No. 4, which Amendment No. 4 Fee (x) shall be fully earned and non-refundable on the Amendment No. 4 Effective Date, (y) shall constitute Secured Obligations and (z) shall be automatically and without notice due and payable on the earliest of the Maturity Date, the acceleration of any portion of the Obligations, and the date of Payment in Full of the Secured Obligations.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(a) The Loans comprising each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Relevant Rate for the applicable currency and for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR for the applicable currency plus the Applicable Rate. ~~Each Canadian Prime Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.~~
(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d) Accrued interest on each Loan shall be payable in arrears, in the same Agreed Currency as the applicable Loan, on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e) All interest hereunder shall be computed on the basis of a year of 360 days (except that interest computed by reference to the Canadian Prime Rate, ~~the CDOR Rate,~~Term CORRA, Daily Simple CORRA, the Daily Simple RFR with respect to Sterling, the HIBOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, ~~CDOR~~Adjusted Term CORRA Rate, the Term CORRA, Canadian Prime Rate, the HIBOR Rate, RFR, Daily Simple RFR, Adjusted Daily Simple RFR or Central Bank Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14:
(i)         the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the HIBOR Rate or the ~~CDOR Rate~~Adjusted Term CORRA, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)        the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the HIBOR Rate or the ~~CDOR Rate~~Adjusted Term CORRA, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.14(a)(i) or (ii) above~~,~~ and (B~~) for Loans denominated in Canadian Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for Canadian Prime Borrowing and (C~~) for Loans denominated in a Foreign Currency ~~(other than Canadian Dollars)~~, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.
Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03:
(i) (1) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) if such RFR Loan is denominated in Dollars, such Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan;
(ii) if such Term Benchmark Loan is denominated in any Foreign Currency, (1) any such Term Benchmark Loan denominated in Canadian Dollars shall, on the last day of the Interest Period applicable to such Loan, bear interest at a rate per annum equal to the Canadian Prime Rate plus the ~~Applicable Rate~~CBR Spread and (2) any such Term Benchmark Loan denominated in any other Foreign Currency shall, on the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate for such Foreign Currency plus the CBR Spread; provided, that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or the Central Bank Rate, as the case may be, for such Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the Company on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time; and
(iii) (x) any RFR Loan denominated in Sterling shall on and from such day bear interest at the Central Bank Rate for Sterling plus the CBR Spread and (y) any such RFR Loan denominated in Canadian Dollars, shall on and from such date, bear interest at the Canadian Prime Rate plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (1) the Central Bank Rate for Sterling cannot be determined, any outstanding affected RFR Loans denominated in Sterling or (2) the Canadian Prime Rate for Canadian Dollars cannot be determined, any outstanding affected RFR Loans denominated in Canadian Dollars, in each case, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of Sterling or Canadian Dollars, as applicable) immediately or (B) be prepaid in full immediately.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustment) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c) [reserved].
(d) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (d)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(e) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, ~~CDOR Rate,~~ the HIBOR Rate ~~or~~, EURIBOR Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period for any Benchmark, the Company may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of such Type, or for any conversion to or continuation of Term Benchmark to be made, converted or continued as Loans of such Type during any Benchmark Unavailability Period for such Benchmark and, failing that, to the extent applicable to such Benchmark, either (x) the Company will be deemed to have converted any such request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, ~~(I)~~ in the case of the Benchmark for Dollars, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR ~~and (II) in the case of the Benchmark for Canadian Dollars, the component of the Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Canadian Prime Rate.~~.
Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14:
~~(i)~~ (i)     if such Loan is denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan;
~~(ii)~~ (ii)     if such Term Benchmark Loan is denominated in any Foreign Currency, (1) any such Term Benchmark Loan denominated in Canadian Dollars shall, on the last day of the Interest Period applicable to such Loan, bear interest at a rate per annum equal to the Canadian Prime Rate plus the ~~Applicable Rate~~CBR Spread and (2) any such Term Benchmark Loan denominated in any other Foreign Currency shall, on the last day of the Interest Period applicable to such Loan, bear interest at the Central Bank Rate for such Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or the Central Bank Rate, as the case may be, for such Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall at the Company’s election prior to such day: (A) be prepaid by the Company on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time; and
~~(iii)~~ (iii)     (x) any RFR Loan denominated in Sterling shall on and from such day bear interest at the Central Bank Rate for Sterling plus the CBR Spread and (y) any such RFR Loan denominated in Canadian Dollars, shall on and from such date, bear interest at the Canadian Prime Rate plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (1) the Central Bank Rate for Sterling cannot be determined, any outstanding affected RFR Loans denominated in Sterling or (2) the Canadian Prime Rate for Canadian Dollars cannot be determined, any outstanding affected RFR Loans denominated in Canadian Dollars, in each case, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of Sterling or Canadian Dollars, as applicable) immediately or (B) be prepaid in full immediately.
SECTION 2.15. Increased Costs. (a) If any Change in Law shall: (i)     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or the Issuing Bank;

~~(ii)~~ (ii)     impose on any Lender or the Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
~~(iii)~~ (iii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).
(a) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).
(b) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts and reasonable calculations with respect thereto necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(c) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16. Break Funding Payments.
(a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) ~~or~~, (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency or (v) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (~~i~~A) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate, the ~~CDOR~~Adjusted Term CORRA Rate, the HIBOR Rate or the Adjusted EURIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (~~ii~~B) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the applicable offshore interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding of Indemnified Taxes been made.
(a) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(b) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) Status of Lenders.
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank”

within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 2:00 p.m., Local Time and (ii) in the case of payments denominated in a Foreign Currency, 2:00 p.m., Local Time, in the city of the Administrative Agent’s Term Benchmark Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its ~~offices at 10 South Dearborn Street, Chicago, Illinois 60603~~applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrowers from time to time or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Term Benchmark Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. For the avoidance of doubt, in no event shall the currency or form of any payment owing by any Borrower hereunder be changed without the prior written consent of each Lender directly affected thereby.
(b) At any time that payments are not required to be applied in the manner required by Section 7.02, if any proceeds of Collateral received by the Administrative Agent not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11), shall be applied in the following order: first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower ratably, third, to pay interest then due and payable on the Loans ratably, fourth, to (x) prepay principal on the Loans and unreimbursed LC Disbursements and (y) pay any amounts owing with respect to Banking Services Obligations and Swap Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause fourth held by them, fifth, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by any Borrower ratably. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party but appropriate adjustments shall be made with respect to payments from the other Loan Parties or on account of their assets to preserve the allocation to the Obligations set forth in the preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations, provided that, no such application, reversal or reapplication shall be performed in any manner for the purpose of increasing the amount of interest, fees or break funding payments to be paid by the Borrowers.
(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, or (iv) if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders (with the percentage in such definition being deemed to be 50% for this purpose) has been obtained), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee (other than any Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20. Expansion Option. The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $5,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $100,000,000; provided, however, it is acknowledged and agreed that after giving effect to the Amendment No. 2 Effective Date the foregoing basket has been fully utilized and no additional Incremental Term Loans or new Revolving Commitments are permitted under this Section. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its

Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and each Issuing Bank and Swingline Lender to the extent the consent of the Issuing Bank or the Swingline Lender would be required to effect an assignment under Section 9.04(b), and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit B hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C hereto. No consent of any Lender (other than (i) the Lenders participating in the increase or any Incremental Term Loan and (ii) in the case of any increase of the Revolving Commitments, each Issuing Bank and the Swingline Lender) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) subject to Section 1.09, on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.10, (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date and (iii) there is no Covenant Relief Period in effect at such time. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and shall not have a Weighted Average Life to Maturity earlier than the initial Term Loans and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing

Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the Revolving Commitments or Incremental Term Loans pursuant to this Section 2.20, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, rules and regulations, including without limitation, the Patriot Act.
Notwithstanding the foregoing, in no event shall the Company be permitted to incur any Incremental Term Loans ~~or~~, any commitments in respect thereof or any increase the Revolving Commitments, in each case, at any time on or after the Amendment No. 3 Effective Date.
SECTION 2.21. (Intentionally omitted).
SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
SECTION 2.23. Designation of Subsidiary Borrowers. The Company may at any time and from time to time, with not less than five (5) Business Days’ prior notice to the Lenders, and subject to the requirements set forth in the definition of Eligible Subsidiary, designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement. Each Subsidiary Borrower shall remain a Subsidiary Borrower until the Company shall have executed and delivered to the Administrative

Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.
SECTION 2.24. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause the Dollar Amount of such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, upon request of the Administrative Agent, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Sections 2.12(a) and 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE III

Representations and Warranties
Each Borrower represents and warrants to the Lenders that, on the Effective Date and on each other date required under the terms of the Loan Documents:
SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. As of the date hereof, Schedule 3.01 hereto identifies each Subsidiary, if such Subsidiary is a Subsidiary Borrower, a Subsidiary Guarantor, an Unrestricted Subsidiary or an Excluded Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (other than for those Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary as of the date hereof are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents or Liens permitted hereunder. There are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Agreement and each other Loan Document to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require the Company or any of its Subsidiaries to obtain or make any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate (i) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (ii) any applicable law, regulation or order of any Governmental Authority applicable to the Company or any of its Subsidiaries, except as could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Loan Documents.
SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of operations, stockholders equity and cash flows of Public Holdco (i) as of and for the fiscal year ended December 31, 2020 reported on by Ernst & Young LLP and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2021, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Public Holdco and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. For the avoidance of doubt, the documents furnished pursuant to this Section 3.04 have been furnished in the forms of a Form 10-K and/or Form 10-Q of Public Holdco, as filed with the Securities and Exchange Commission; and
(a) Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(a) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such failures to own or license or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. There are no labor controversies pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.
(a) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08. Investment Company Status. None of the Loan Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11. Disclosure(a) . (a) None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected financial information is not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.
(b) As of the Effective Date, to the best knowledge of the Company, the information included in the most recent Beneficial Ownership Certification with respect to each Borrower, if any, provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.
SECTION 3.13. Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.
SECTION 3.14. [Reserved].
SECTION 3.15. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and, in the case of any Subsidiary Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions. The foregoing representations in this Section 3.15 will not apply to any party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
SECTION 3.16. Insurance. The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 3.17. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents, together with such filings and other actions required to be taken hereby or by the other Loan Documents, create legal and valid perfected Liens on all the Collateral described therein in favor of the Administrative Agent, for the benefit of the Secured Parties to the extent required to be created and/or perfected thereby, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by (i) possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral or (ii) with respect to accounts, control.
SECTION 3.18. Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

SECTION 3.19. Solvency.    Immediately after the consummation of the Transactions to occur on or before the Effective Date, the Company and its Subsidiaries, taken as a whole, are and will be solvent as provided in the certificate provided pursuant to Section 4.01(g).
SECTION 3.20. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 3.21. Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
SECTION 3.22. Material Contracts. As of the Effective Date, each Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as could not reasonably be expected to result in a Material Adverse Effect, and (ii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, of any other Person that could reasonably be expected to result in a Material Adverse Effect, any other party thereto.
SECTION 3.23. Nature of Business.
(a) No Loan Party is engaged in any business other than as conducted on the Effective Date and other business reasonably related or ancillary thereto.
(b) Each of the Company and Funko Holdings is a holding company and does not have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Company and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group (or of being a member of the consolidated group of Public Holdco), cash and investments permitted hereunder) or engage in any operations or business (other than the ownership of its Subsidiaries).
ARTICLE IV

Conditions
SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or (B) written evidence satisfactory to the Administrative Agent (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduced an image of an actual executed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.
(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.
(c) The Administrative Agent shall have received customary written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (a) Karr Tuttle Campbell, Washington counsel to the Loan Parties, and (b) Latham & Watkins LLP, New York and California counsel to the Loan Parties, in each case, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.
(d) The Lenders, the Administrative Agent and the Lead Arrangers shall have received or been authorized to deduct from the proceeds of the Credit Events to occur on the Effective Date all fees required to be paid by the Company on or before the Effective Date, and all expenses for which invoices have been presented not less than three (3) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Company).
(e) The Lead Arrangers shall have received (i) audited consolidated financial statements of Public Holdco for the fiscal year ended December 31, 2020; and (ii) unaudited consolidated financial statements for any interim period or periods of Public Holdco ended after the date of the most recent audited financial statements, to the extent available. The filing of the required financial statements under clauses (i) and (ii) above on form 10-K and/or form 10-Q by Public Holdco, as applicable will satisfy such requirements.
(f) The Administrative Agent shall have received a copy of the plan and forecast covering a period of not less than four (4) years (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company and its Subsidiaries in form reasonably satisfactory to the Administrative Agent and demonstrating, in the reasonable judgment of the Administrative Agent, the ability of the Company and the other Borrowers to repay their debts and to comply with the financial covenants hereunder.
(g) The Administrative Agent shall have received (i) a certificate in the form of Exhibit J, dated the Effective Date and signed by the chief financial officer of the Company, certifying that the Company and its Subsidiaries are solvent as provided therein as of the Effective Date immediately after the consummation of the Transactions being effected on or before the Effective Date and (ii) a certificate dated as of the Effective Date and signed by the president, vice president or a Financial Officer of the Company confirming compliance with the conditions set forth in Section 4.02(a) and (b) hereof.
(h) The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, rules and regulations, including the PATRIOT Act to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party. To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this sentence shall be deemed to be satisfied).
(i) The Administrative Agent (or its counsel) shall have received the following:
(i) each document (including any UCC financing statement and federal intellectual property filing) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties (or to reaffirm or re-evidence the perfection of), a perfected Lien on the Collateral described therein, in proper form for filing, registration or recordation;
(ii) (A) the certificates (if any) representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent pursuant to the Collateral Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; and
(iii) certificates of insurance listing the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Loan Parties, together with separate lender loss payee endorsements, and (y) additional insured with respect to the liability insurance of the Loan Parties, together with separate additional insured endorsements (subject to Section 5.14).
(j) The Administrative Agent shall have received evidence satisfactory to it that the credit facilities evidenced by the Existing Credit Agreement shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and any and all liens and guarantees thereunder shall have been (or, substantially simultaneously with the Effective Date, shall be) terminated and released.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Other Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (and in all respects if qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall enjoin, prohibit or restrain, any Lender from making the requested Loan or the Issuing Bank or any Lender from issuing, renewing, extending or increasing the face amount of or participating in the Letter of Credit requested to be issued, renewed, extended or increased.
(d) No Covenant Relief Period shall be in effect at such time~~, unless otherwise agreed by the Required Revolving Lenders; provided that, subject to the other terms and conditions set forth in this Section 4.02 and otherwise in this Agreement, this Section 4.02(d) shall not prohibit the Borrowers from drawing additional Revolving Loans in an aggregate principal amount that will not result in the Dollar Amount of the Total Revolving Credit Exposure exceeding $141,000,000.~~.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03. Designation of a Subsidiary Borrower. The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:
(a) Copies, certified by the Secretary or Assistant Secretary (or such other officer or representative acceptable to the Administrative Agent) of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;
(b) An incumbency certificate, executed by the Secretary or Assistant Secretary (or such other officer or representative acceptable to the Administrative Agent) of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;
(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; and
(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.
ARTICLE V

Affirmative Covenants
~~Until the Commitments have expired or been terminated (other than contingent indemnification obligations as to which no claim has been asserted) and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit~~

~~shall have expired or terminated or have been cash collateralized in accordance with Section 2.06(l), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:~~
Until the Payment in Full of the Secured Obligations, each Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:
(a) within ninety (90) days after the end of each fiscal year of the Company, its consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and, with respect to such consolidated balance sheets, statements of operations, and statement of cash flow, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (for any audited financial statements delivered hereunder commencing with such financial statements for the fiscal year ending December 31, 2025, without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except as may be required solely as a result of the impending maturity of any Indebtedness incurred under or in compliance with this Agreement)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its internally prepared consolidated balance sheets, statements of operations and statements of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
provided that, notwithstanding the foregoing clauses (a) and (b), the Loan Parties will be permitted to satisfy their obligations with respect to financial information relating to the Company and its consolidated Subsidiaries described in clauses (a) and (b) of this Section 5.01 by furnishing such financial information as it relates to the Public Holdco; provided further that (i) the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Public Holdco and its consolidated Subsidiaries, on the one hand, and the information relating to the Company and its consolidated Subsidiaries on a standalone basis, on the other hand (“Consolidating Information”) and (ii) the Consolidating Information shall be certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries on a standalone basis;
(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company substantially in the form of Exhibit K (or such other form reasonably satisfactory to the Administrative Agent), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and the aggregate amount of Qualified Cash as of the date of such certificate, (iii) including a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such certificate (to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the later of the Effective Date and the most recent list provided) and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) concurrently with the delivery of the certificate of a Financial Officer of the Company as required by clause (c) above with the delivery of the financial statements required under Section 5.01(a), updated versions of the Exhibits to the Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Company shall indicate that there has been “no change” to the applicable Exhibit(s));
(e) concurrently with the delivery of the certificate of a Financial Officer of the Company as required by clause (c) above, copies of any management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof, solely to the extent disclosure thereof is allowed by the auditors;
(f) concurrently with the delivery of the certificate of a Financial Officer of the Company as required by clause (c) above, all documents and information furnished to any Governmental Authority during such fiscal quarter in connection with any investigation of any Loan Party by such Governmental Authority other than routine inquiries or other inquires where liability is not reasonably expected to exceed $2,500,000, but excluding any such documents or information the delivery of which would violate applicable law or result in a breach of a Loan Party’s attorney-client privilege;
(g) concurrently with the delivery of the certificate of a Financial Officer of the Company as required by clause (c) above, copies of any material notices not delivered in the ordinary course of business that any Loan Party sent to any holders of its Indebtedness or its securities or files with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(h) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request ~~(including, without limitation, variance reports during the Covenant Relief Period describing variances from any cash flow projections delivered pursuant to Section 5.01(i))~~  and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws, rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;
(i) solely during the Covenant Relief Period, (A) no later than 11:59 p.m. (Pacific Time) on every Monday (or if such Monday is not a Business Day, the immediately following Business Day) (each a “Weekly Test Period”), commencing with ~~March 6~~July 21, ~~2023~~2025, a rolling 13-week cash flow forecast covering the Company and its Subsidiaries on a consolidated basis, which cash flow forecast shall include (~~i~~I) anticipated use of Qualified Cash and proceeds of the Loans for each week during such period and (~~ii~~II) a detailed calculation of Qualified Cash (including, but not limited to, the institution at which the Qualified Cash is held) demonstrating compliance with Section 6.10(c) as of the immediately preceding Friday and as of the date of delivery of such weekly cash flow forecast ~~(and indicating whether a payment is then due in accordance with Section 2.11(f))~~, all of which, shall be substantially similar to the form delivered to the Administrative Agent on or prior to the Amendment No. ~~3~~4 Effective Date as required by Section 2 of Amendment No. ~~3; and~~4 (such cash flow forecast for any Weekly Test Period, a “Weekly Forecast”), and (B) no later than 11:59 p.m. (Pacific Time) on the Monday of the week immediately following each Weekly Test Period (commencing with July 28, 2025), a Variance Report for the immediately preceding Weekly Test Period, which Variance Report shall be prepared by the Company in good faith and fairly present the information set forth therein; and
(j) solely during the Covenant Relief Period, no later than ~~30~~twenty (20) days after the start of each month ending during the Covenant Relief Period (commencing with ~~March 2023~~July 2025), management discussion and analysis for the Company and its Subsidiaries, which shall include (i) a copy of the plan and forecast (including, without limitation, (A) a monthly projected consolidated income statement, consolidated balance sheet and consolidated statement of cash flows and (B) a monthly projected detailed calculation of Consolidated EBITDA for the Company and its Restricted Subsidiaries (including, without limitation, the amounts anticipated to be added back to Consolidated EBITDA pursuant to each clause under paragraph (b) of the definition of Consolidated EBITDA) of the Company and its Subsidiaries for the 12-month period commencing with such month, (ii) a schedule detailing the inventory of the Company and its Subsidiaries by country and specific location (including, without limitation, showing inventory in transit and any inventory located with a third party under any consignment, bailee arrangement or warehouse arrangement), by class (raw material, work-in-process, and finished goods), by product type (including a summary of all inventory held on consignment versus not held on consignment), and by volume on hand, which inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market, (iii) a schedule detailing wholesale orders, charge-backs and returns for the Company and its Subsidiaries, (iv) a detailed schedule and description of ~~the number of shipping or storage containers held by the Company and its Subsidiaries, together with a summary of cost per container and detailed report and plan for the return of such containers, (v) a schedule detailing warehouse utilization of the Company and its Subsidiaries, (vi) a detailed status and update relating to the implementation by the Company and its Subsidiaries of a whole warehouse management system and (~~progress savings initiatives for cost of goods sold, (v) a detailed schedule and description of cost reduction initiatives for selling, general and administrative expenses, (vi) a detailed calculation of Qualified Cash (including, but not limited to, the institution at which the Qualified Cash is held) demonstrating compliance with Section 6.10(c) as of the end of the most recently ended month, (vii) a detailed schedule and description of headcount reduction initiatives, and (viii) a detailed schedule and description (including any updates) on tariffs, suppliers and sourcing of inventory, all in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing, (i) in the event that the Company (or the Public Holdco) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the Securities and Exchange Commission or in such form as would have been suitable for filing with the Securities and Exchange Commission, within the time frames set forth in Section 5.01(a) above, such Form 10-K shall satisfy all requirements of Section 5.01(a) with respect to such fiscal year to the extent that it contains the information and report and opinion required by such Section (including, the Consolidating Information), (ii) in the event that the Company (or the Public Holdco) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the Securities and Exchange Commission or in such form as would have been suitable for filing with the Securities and Exchange Commission, within the time frames set forth in Section 5.01(b) above, such Form 10-Q shall satisfy all requirements of Section 5.01(b) with respect to such fiscal quarter to the extent that it contains the information required by such Section (including, the Consolidating Information), and (iii) in every instance the Company shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent by electronic mail of pdf documents, unless otherwise requested by the Administrative Agent.
SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a) the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; ~~and~~
(e) any material loss or destruction of, or substantial damage to, any of the Collateral, in excess of $5,000,000~~.~~;
(f) any breach, cancellation, waiver, modification (in a way that is materially adverse to the Company and its Subsidiaries or the Lenders), termination, discontinuance, avoidance or defeasance of any Material Contract; and
(g) not more than one (1) Business Day (or such longer period to which the Administrative Agent may agree) following the effectiveness, receipt or delivery, as the case may be, of (i) any amendment, restatement, replacement, supplement, consent, waiver or other written modification to the Debt Advisor Engagement Letter in effect at such time (or any agreement, document or instrument evidencing or governing the engagement of the Debt Advisor at such time) (together with copies thereof) in a manner that is materially adverse to the Lenders and (ii) any notice of default, termination or other remedial action under or in respect of the Debt Advisor Engagement Letter in effect at such time (or any agreement, document or instrument evidencing or governing the engagement of the Debt Advisor at such time).
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to maintain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, trademarks, intellectual property, Material Contracts, permits, privileges and franchises material to the conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the

Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Company shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets insurance policies naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies (which, for the avoidance of doubt, shall not include any directors and officers policies, workers compensation or cyber policies) naming the Administrative Agent an additional insured, and shall provide for not less than 30 days’ prior written notice (or 10 days’ prior written notice in the case of non-payment of premiums) to the Administrative Agent of the exercise of any right of cancellation. With respect to each improved real property subject to a Mortgage that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) will maintain, with financially sound and reputable insurance companies, such flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent will deliver to the Administrative Agent (which the Administrative Agent will deliver to the Lenders), evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or including, without limitation, evidence of annual renewals of such insurance. To the extent required by applicable law, in the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “special flood hazard area”, each Loan Party shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “special flood hazard area”). The amount of flood insurance required by this Section shall be in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws. In the event the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.
SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, subject to any restrictions in leases and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise such rights and (ii) the Administrative Agent shall not exercise such rights more often than two times during any calendar year. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with their accountants.
SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
SECTION 5.08. Use of Proceeds.
(a) The proceeds of the Loans and Letters of Credit shall be used to repay existing indebtedness (including under the Existing Credit Agreement), fees and expenses associated with the Transactions, finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries in the ordinary course of business (including acquisitions (other than Hostile Acquisitions), investments in joint ventures, dividends and share repurchases, all to the extent permitted hereunder).
(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The foregoing clauses (ii) and (iii) of this Section 5.08(b) will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such provisions are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom.
SECTION 5.09. Subsidiary Guaranty; Pledges; Additional Collateral; Further Assurances.
(a) As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Domestic Subsidiary (other than any Excluded Subsidiary) or after any Domestic Subsidiary becomes a Material Subsidiary (and does not otherwise constitute an Excluded Subsidiary), in each case, the Company shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty and the Security Agreement (in each case) in the form contemplated thereby pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such Subsidiary Guaranty and the Security Agreement to be accompanied by appropriate organizational resolutions, other organizational documentation and legal and joinder opinions, as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Subsidiary Guarantor.
(b) The Company will cause, and will cause each other Loan Party to cause, all of its owned property (whether tangible, intangible, or mixed, but excluding any Excluded Property or real property that is not Material Real Property) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing (and, for the avoidance of doubt, without requiring any pledge of Excluded Property), (i) the Company will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Company or any other Loan Party to be subject at all times to a first priority, perfected Lien under the UCC in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents (including, without limitation, the Perfection Exceptions under and as defined in the Security Agreement), and (ii) the Company will, and will cause each Loan Party to, deliver Mortgages and Mortgage Instruments with respect to Material Real Property owned by the Company or such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent (which time period shall not be less than 90 days with respect to any real property or such later date as agreed by the Administrative Agent in its reasonable discretion). Notwithstanding the foregoing, no such Pledge Agreement in respect of the Equity Interests of a First-Tier Foreign Subsidiary or Lien in respect of any other Collateral, in each case, shall be required hereunder to be pledged, created and/or perfected to the extent the Administrative Agent or its counsel determines that such pledge or grant or perfection of such Lien, as the case may be, would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable Collateral Documents.
(c) Without limiting, but not in contravention of, the foregoing, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Company.
(d) If any assets are acquired by a Loan Party after the Effective Date (other than (i) assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof, (ii) Excluded Property and (iii) real property that does not constitute Material Real Property), the Company will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Company will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Company.

(e) Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Loan Party hereunder (and, as such, shall not be required to deliver the documents required by Section 5.09(a)) and no Loan Party shall be required to provide any security interest in any Excluded Property.
(f) Notwithstanding anything to the contrary set forth herein:
(i) the Administrative Agent shall not accept any Mortgage from any Loan Party in respect of any real property until the date that is (1) if the Mortgage relates to a property not located in a “special flood hazard area”, ten (10) Business Days or (2) if the Mortgaged relates to a property located in a “special flood hazard area”, thirty (30) days (in each case, a “Mortgage Notice Period”), in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (x) a completed flood hazard determination from a third party vendor; (y) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (z) if required by Flood Insurance Laws, evidence of required flood insurance; provided that any such Mortgage may be accepted by the Administrative Agent prior to the Mortgage Notice Period expiring if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; and
(ii) no MIRE Event may be closed until the date that is (1) if there are no Mortgaged Properties in a “special flood hazard area”, ten (10) Business Days or (2) if there are any Mortgaged Properties in a “special flood hazard area”, thirty (30) days (in each case, a “MIRE Event Notice Period”), in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (x) a completed flood hazard determination from a third party vendor; (y) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (z) if required by Flood Insurance Laws, evidence of required flood insurance; provided that any such MIRE Event may be closed prior to the MIRE Event Notice Period if the Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.
SECTION 5.10. Cash Management Accounts.
The Loan Parties shall establish and maintain cash management services of a type and on terms reasonably satisfactory to the Administrative Agent (it being understood that the cash management services in effect on the Effective Date are satisfactory to the Administrative Agent) at one or more of the Lenders or their Affiliates (each a “Cash Management Bank”).
SECTION 5.11. Landlord Waivers. To the extent and by such time as reasonably requested by the Administrative Agent from time to time, the Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent a Collateral Access Agreement in respect of any headquarter location of any of the Loan Parties at which any books and records of Loan Parties (other than books and records that are duplicative of those maintained at other locations subject to a Collateral Access Agreement) are located which is not owned by a Loan Party.

SECTION 5.12. Subordination of Intercompany Debt. The Company shall, and shall cause each Loan Party to, cause all Indebtedness (other than any Indebtedness in respect of the Intercompany Loan) now or hereafter owed by such Loan Party to any of its Affiliates that is not a Loan Party, to be subordinated in right of payment and security to the Secured Obligations in accordance with the Intercompany Subordination Agreement or such other applicable subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.13. Lender Meetings. The Borrowers shall, upon the reasonable request of the Administrative Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than (i) ~~four times~~one time with reasonable notice during each ~~fiscal year~~calendar month so long as the Covenant Relief Period is then in effect or (ii) otherwise, ~~once~~four times during each fiscal year), participate in a meeting (which may be conducted via a conference call) with the Administrative Agent and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Company and the Administrative Agent or the Required Lenders) at such time as may be agreed to by the Company and the Administrative Agent or the Required Lenders.

SECTION 5.14. Post-Closing Requirements. Not later than the dates set forth in Schedule 5.14, the Loan Parties shall take, or cause to be taken, the actions set forth on Schedule 5.14.
SECTION 5.15. Milestone.
(a) With respect to a refinancing of the Secured Obligations that would result in receipt by the Loan Parties, on the date of effectiveness of such refinancing, of net cash proceeds sufficient for the Payment in Full of the Secured Obligations (the “Refinancing Transaction”; provided that the “Refinancing Transaction” may be consummated with the proceeds of one or more credit facilities, debt facilities, equity offerings or other transactions (including the sale of all or substantially all of the business of the Company and its Subsidiaries, which shall result in Payment in Full of the Secured Obligations, the “Sale Transaction”), in each case, funded on or around the same date), the Company shall take the following actions:
(i) On August 8, 2025 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Company shall deliver to the Administrative Agent a reasonably detailed timeline for consummating the Refinancing Transaction (which timeline shall be prepared in good faith by the Company and the Debt Advisor).
(ii) On September 4, 2025 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Company shall deliver written evidence it has undertaken a process to solicit and receive bids from one or more (x) third party financing sources or (y) prospective strategic or financial buyers, in each case to consummate the Refinancing Transaction or the Sale Transaction. Any such written evidence shall be subject to customary redactions of privileged and confidential information (as determined by the Company in consultation with its counsel).
(iii) On September 30, 2025 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Company shall submit a written proposal from one or more (x) third party financing sources or (y) prospective strategic or financial buyers, in each case with respect to the Refinancing Transaction and/or the Sale Transaction, as applicable, and consult with the Administrative Agent on actionability. Any such written proposals shall be subject to customary redactions of privileged and confidential information (as determined by the Company in consultation with its counsel).

(iv) On October 22, 2025 (or such later date as agreed to by the Administrative Agent in its sole discretion), the Company shall submit final bids from one or more (x) third party financing sources or (y) prospective strategic or financial buyers, in each case with respect to the Refinancing Transaction and/or the Sale Transaction, as applicable, and consult with the Administrative Agent on actionability.
(v) On February 16, 2026 (or such later date as agreed to by the Administrative Agent in its sole discretion), with respect to the fiscal quarter ending December 31, 2025, the Company shall deliver (x) internally prepared consolidated balance sheets, statements of operations and statements of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (ii) a duly executed Compliance Certificate.
Notwithstanding anything to the contrary set forth herein, dissemination of the items set forth in this Section 5.15(a) (x) shall be subject to any confidentiality obligations between the Company and any counterparty and (y) to any Lender by the Administrative Agent shall be subject to applicable securities laws.
(b) Prior to the consummation of the Refinancing Transaction, the Company shall, in each case to the extent reasonably requested by the Administrative Agent, (i) provide updates with respect to the Refinancing Transaction to the Administrative Agent and (ii) once every calendar month, at such places and times mutually agreed by all such parties, arrange calls among the Administrative Agent, the Debt Advisor and the Borrowers (provided that the Borrower shall only be required to use its commercially reasonable efforts to cause the Debt Advisor to join such calls) to discuss, generally, the progress of the Company and its Subsidiaries with respect to the Refinancing Transaction. Any reports or analyses prepared by the Debt Advisor and delivered to the Administrative Agent shall be subject to customary redactions of privileged and confidential information (as determined by the Company in consultation with its counsel).
ARTICLE VI

Negative Covenants
~~Until the Commitments have expired or terminated (other than contingent indemnification obligations as to which no claim has been asserted) and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or have been cash collateralized in accordance with Section 2.06(l), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:~~
Until the Payment in Full of the Secured Obligations, the Company covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a) the Secured Obligations and any other Indebtedness created under the Loan Documents, including any permitted refinancing thereof;
(b) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not, for purposes of this clause (b), increase the outstanding principal amount thereof other than with respect to premiums, interest, fees, discounts and expenses;
(c) (i) the Intercompany Loan, (ii) the Funko UK Lease Guarantees and (iii) any other Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary, in each case, subject to the limitations set forth in Section 6.04(c);
(d) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary, in each case, subject to the limitations set forth in Section 6.04(c);
(e) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not, for purposes of this clause (e), increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $15,000,000 in the aggregate at any time outstanding to finance the acquisition, construction or improvement of any other fixed or capital assets; provided further that, ~~subject to the conditions and aggregate cap set forth in the immediately preceding proviso, the aggregate outstanding principal amount~~notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of Indebtedness ~~incurred~~ in reliance on this Section 6.01(e) (together with Section 6.01(h) and Section 6.01(v)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period ~~shall not exceed $5,000,000 at any time~~ (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(e) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses)); provided further that, notwithstanding the foregoing, the aggregate outstanding principal amount of any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(e) which exceeds the $15,000,000 dollar limitation set forth in the immediately foregoing clause (e)(ii) as of the Amendment No. ~~3~~4 Effective Date (such excess amount, the “Excess Existing Purchase Money Debt”) shall be permitted to remain outstanding on and after the Amendment No. ~~3~~4 Effective Date (but such Excess Existing Purchase Money Debt may not be extended, renewed or replaced without the prior written consent of the Required Lenders);
(f) any Indebtedness of a Person prior to the acquisition thereof by the Company or any Subsidiary in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that (i) such Indebtedness is not incurred in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Indebtedness shall not have recourse to any other property or assets of the Company or any Subsidiary, and (iii) any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to incur any Indebtedness in reliance on this Section 6.01(f) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(f) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));

(g) earnout and other similar contingent obligations (including indemnification obligations and purchase price adjustments) incurred to a seller in a Permitted Acquisition in an aggregate amount for all such obligations not to exceed at any time the lesser of (i) $20,000,000 and (ii) an amount equal to 10.00% the aggregate cash purchase price of any such Permitted Acquisitions at any time outstanding; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to incur any Indebtedness in reliance on this Section 6.01(g) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(g) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(h) Subordinated Indebtedness in an aggregate amount not exceeding $10,000,000 at any time outstanding; provided that, ~~subject to the aggregate cap set forth above, the aggregate outstanding principal amount~~notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of Indebtedness ~~incurred~~ in reliance on this Section 6.01(h) (together with Section 6.01(e) and Section 6.01(v)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period ~~shall not exceed $5,000,000 at any time~~ (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(h) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(i) (x) Indebtedness under Swap Agreements permitted by Section 6.05 and (y) Permitted Bond Hedge Transactions and Permitted Warrant Transactions entered into in connection with Convertible Indebtedness permitted to be incurred under the terms of this Agreement;
(j) Indebtedness arising from the endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
(k) Indebtedness of the Company or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is repaid within two (2) Business Days after being incurred;
(l) obligations owed to customers of the Company or any Subsidiary arising from the receipt of advance payments from a customer in the ordinary course of business;
(m) Permitted Unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to incur any Indebtedness in reliance on this Section 6.01(m) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(m) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(n) Indebtedness of the Company or any Subsidiary as an account party in respect of trust account funds or letters of credit established or issued for the account of the Company or such Subsidiary, as the case may be, that are established or issued in order to provide security for workers’ compensation claims or pension plans, payment obligations in connection with self-insurance, reclamation or closure liabilities or similar requirements, in each case in the ordinary course of business;

(o) obligations of the Company or any Subsidiary arising in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case obtained in the ordinary course of business and pursuant to customary terms in the Company’s and such Subsidiary’s industry to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business; provided that the amount of any such obligations shall not exceed the maximum amount required pursuant to the applicable statutory law or contract;
(p) Indebtedness of the Company or any Subsidiary consisting of the financing of insurance premiums in the ordinary course of business, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;
(q) Attributable Receivables Indebtedness of the Company or any Subsidiary incurred pursuant to Permitted Receivables Facilities in an aggregate amount not to exceed $20,000,000 at any time outstanding; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to incur any Indebtedness in reliance on this Section 6.01(q) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(q) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(r) Indebtedness of the Company or any Subsidiary in respect of (i) Banking Services Agreements (or similar agreements provided by Persons other than Lenders and their Affiliates) and (ii) cash pooling arrangements and cash management incurred in the ordinary course of business in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations with respect thereto; provided that an overdraft account, not to exceed $75,000 at any time outstanding shall be permitted;
(s) Indebtedness of Foreign Subsidiaries in an aggregate principal amount, when aggregated with any outstanding Indebtedness incurred by Foreign Subsidiaries in reliance on Section 6.01(v), not in excess of $5,000,000 at any time outstanding; provided that such Indebtedness (i) is not guaranteed by any Loan Party or Domestic Subsidiary and (ii) may only be secured by assets of Foreign Subsidiaries; provided further that, notwithstanding the foregoing, the Foreign Subsidiaries shall not be permitted to incur any Indebtedness in reliance on this Section 6.01(s) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(s) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(t) Indebtedness of the Company or any Subsidiary constituting reimbursement obligations in respect of bank guarantees, letters of credit and other similar credit enhancements not issued pursuant to this Agreement up to an aggregate amount equal to $1,000,000 at any time outstanding;
(u) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and

(v) other unsecured Indebtedness of the Company and its Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $15,000,000 at any time outstanding; provided further that any Indebtedness of Foreign Subsidiaries incurred in reliance on this clause (v) shall be subject to the limitations set forth in Section 6.01(s); provided further that, ~~subject to the conditions and the aggregate caps set forth in the immediately preceding provisos, the aggregate outstanding principal amount~~notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of Indebtedness ~~incurred~~ in reliance on this Section 6.01(v) (together with Section 6.01(e) and Section 6.01(h)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period ~~shall not exceed $5,000,000 at any time and may not be incurred by any Foreign Subsidiary~~ (excluding, for the avoidance of doubt, any Indebtedness set forth on the Amendment No. ~~3~~4 Schedule that was incurred in reliance on this Section 6.01(v) and any extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses)).
SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a) (i) Permitted Encumbrances and Liens created under any Loan Documents and (ii) cash collateral securing Letters of Credit pursuant to Section 2.06(c);
(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not, for purposes of this clause (b), increase the outstanding principal amount thereof;
(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not, for purposes of this clause (c), increase the outstanding principal amount thereof; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of obligations secured by Liens in reliance on this Section 6.02(c) (together with Section 6.02(d), Section 6.02(f) and Section 6.02(m)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period (excluding, for the avoidance of doubt, any Liens on assets set forth in the Amendment No. 4 Schedule incurred in reliance on this Section 6.02(c) and outstanding immediately prior to the Amendment No. 4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. 4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement,

(iii) the Indebtedness secured thereby does not exceed 90% (100% in the case of a Capital Lease Obligation) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; provided further that, notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of obligations secured by Liens in reliance on this Section 6.02(d) (together with Section 6.02(c), Section 6.02(f) and Section 6.02(m)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period (excluding, for the avoidance of doubt, any Liens on assets set forth in the Amendment No. 4 Schedule incurred in reliance on this Section 6.02(d) and outstanding immediately prior to the Amendment No. 4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. 4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(e) Liens (i) consisting of customary bankers’ Liens and rights of setoff created or incurred on deposits or with respect to deposit accounts in the ordinary course of business, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or such Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers with respect to the sale of goods or delivery of services of the Company or any Subsidiary in the ordinary course of business;
(f) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement relating to an investment or other transaction permitted under this Agreement; provided further that, notwithstanding the foregoing, the Company and its Subsidiaries shall be permitted to incur $1,000,000 of obligations secured by Liens in reliance on this Section 6.02(f) (together with Section 6.02(c), Section 6.02(d) and Section 6.02(m)) on and after the Amendment No. 4 Effective Date during the Covenant Relief Period (excluding, for the avoidance of doubt, any Liens on assets set forth in the Amendment No. 4 Schedule incurred in reliance on this Section 6.02(f) and outstanding immediately prior to the Amendment No. 4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. 4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(g) any encumbrance or restriction with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement to the extent permitted under Section 6.04;
(h) the filing of UCC financing statements solely as a precautionary measure in connection with an operating lease, in each case, relating solely to the property that is the subject of such operating lease;
(i) Liens (i) arising out of any consignments of goods belonging to third-parties to Borrowers as consignee or out of any consignments of goods belonging to Borrowers consignor to third-parties entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business, or (ii) incurred by the Borrowers or their Subsidiaries arising under Section 2-505 of the UCC;
(j) Liens applicable to the assets (not constituting Collateral) of any Foreign Subsidiary (excluding any Loan Party), in each case, so long as such Liens secure Indebtedness or other obligations otherwise permitted to be incurred pursuant to Section 6.01(s); provided that, notwithstanding the foregoing, no Foreign Subsidiary shall be permitted to encumber any assets in reliance on this Section

6.02(j) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Liens on assets (not constituting Collateral) of any Foreign Subsidiary (excluding any Loan Party) incurred in reliance on this Section 6.02(j) and outstanding immediately prior to the Amendment No. ~~3~~4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. ~~3~~4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(k) Liens on Permitted Receivables Facility Assets arising under Permitted Receivables Facilities; provided that, notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to encumber any Permitted Receivables Facility Assets in reliance on this Section 6.02(k) during the Covenant Relief Period (excluding, for the avoidance of doubt, any Liens on Permitted Receivables Facility Assets arising under Permitted Receivables Facilities incurred in reliance on this Section 6.02(k) and outstanding immediately prior to the Amendment No. ~~3~~4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. ~~3~~4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses));
(l) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other intellectual property rights, or other general intangibles in the ordinary course of business of the Company and its Subsidiaries; and
(m) Liens on assets (not constituting Collateral) of the Company and its Subsidiaries not otherwise permitted above and securing Indebtedness and other obligations in an amount not to exceed $5,000,000 at any time outstanding~~.~~
; provided that, notwithstanding ~~Notwithstanding~~ the foregoing, the ~~aggregate outstanding principal amount of Indebtedness and other~~Company and its Subsidiaries shall be permitted to incur $1,000,000 of obligations secured by Liens ~~incurred~~ in reliance on ~~any of Sections~~this Section 6.02(m) (together with Section 6.02(c), Section 6.02(d)~~,~~ and Section 6.02(f)) on and ~~6.02(m)~~after the Amendment No. 4 Effective Date during the Covenant Relief Period ~~shall not exceed $5,000,000 in the aggregate at any time~~ (excluding, for the avoidance of doubt, any Liens on assets set forth in the Amendment No. 4 Schedule incurred in reliance on this Section ~~6.02(c), 6.02(d), 6.02(f) or~~ 6.02(m)~~, as applicable, and in existence~~ and outstanding immediately prior to the Amendment No. ~~3~~4 Effective Date and any extension, renewal or replacement of the Indebtedness or other obligations secured thereby as of the Amendment No. ~~3~~4 Effective Date that does not increase the outstanding principal amount thereof (other than with respect to premiums, interest, fees, discounts and expenses)).
SECTION 6.03. Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or all or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i) any Person may merge into the Company in a transaction in which the Company is the surviving Person;
(ii) any Subsidiary may merge into another Subsidiary; provided that in the case of any merger involving a Loan Party such merger must result in a Loan Party as the surviving entity

(and any such merger involving the Company must result in the Company as the surviving entity);
(iii) (A) any Loan Party and any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Loan Party and (B) any Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Subsidiary or to any Loan Party;
(iv) any Subsidiary may be dissolved or liquidated, provided that (A) such Subsidiary is not a Loan Party, (B) the assets of such dissolved or liquidated Subsidiary are transferred to a Loan Party or another Subsidiary, (C) if a Subsidiary ceases to be an Immaterial Subsidiary as a result of such transfer of assets, it will comply with the requirements of Section 5.09, (D) any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04, (E) such dissolution or liquidation is not adverse to the interests of the Lenders (taken as a whole) and (F) in the case of the dissolution or liquidation of a Material Subsidiary, the Administrative Agent shall have received prior written notice thereof;
(v) any Loan Party and any Subsidiary may dispose of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection and not for the purpose of any bulk sale or securitization transaction;
(vi) any Loan Party may make charitable donations in the ordinary course of business in accordance with past practice;
(vii) the Company and its Subsidiaries may:
(A)    sell inventory in the ordinary course of business;
(B)    effect sales, trade-ins or dispositions of used, obsolete, worn-out or surplus equipment for value in the ordinary course of business consistent with past practice;
(C)    dispose of (x) assets in connection with the leasing, subleasing or licensing of real or personal property (other than intellectual property) in the ordinary course of business and (y) non-exclusive licenses or sublicenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
(D)    enter into Sale and Leaseback Transactions permitted by Section 6.09;
(E)    sell, transfer, lease or otherwise dispose of its assets to the extent constituting any Liens permitted under Section 6.02 or any investments permitted under Section 6.04;
(F)    use or transfer money or Permitted Investments in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(G)    abandon intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole;
(H)    dispose of interests in joint ventures as permitted under Section 6.04(f); and

(I)    make any other sales, transfers, leases or dispositions of assets for fair market value so long as (x) there is no Covenant Relief Period in effect at such time and (y) the aggregate fair market value of all assets leased, sold, transferred or disposed of as permitted by this clause (I) during any fiscal year of the Company does not exceed $5,000,000.
(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
(c) The Company will not, and will not permit any of its Subsidiaries to, change the basis of its fiscal year from the basis in effect on the Effective Date.
(d) The Company will not, and will not permit Funko Holdings to, have any material liabilities (other than liabilities arising under the Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of the Company and its Subsidiaries, and other liabilities (not including Indebtedness) incidental to its existence and permitted business and activities), engage in any operations or business (other than the ownership of its Subsidiaries), or own any material assets (other than the ownership of Equity Interests of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group, cash and other investments permitted hereunder).
(e) Notwithstanding ~~the foregoing,~~anything in this Agreement to the contrary, (i) no Loan Party or any Subsidiary shall consummate or engage in any Liability Management Exercise without the prior written consent of each Lender (unless each directly and adversely affected Lender has been offered an opportunity to fund or otherwise provide its pro rata share on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) of the Other Indebtedness, which offer shall remain open to each adversely affected lender for a period of not less than five (5) Business Days) (for the avoidance of doubt, this Section 6.03(e) shall not prohibit the consummation of a Refinancing Transaction or a Sale Transaction, in each case, which results in the Payment in Full of the Secured Obligations nor shall the Loan Parties be deemed to be in breach of this Section 6.03(e) if a Refinancing Transaction or a Sale Transaction, in each case, that results in the Payment in Full of the Secured Obligations, is consummated without any or all Lenders being offered a chance to participate in such transaction) and (ii) no Loan Party or any Subsidiary thereof shall consummate any transaction that results in the sale, transfer or disposition (whether by way of any Restricted Payment, investment, sale, conveyance, license, lease, transfer or other disposition, and whether in a single transaction or a series of transactions) of intellectual property or other assets that ~~is~~are material to the business of the Company and its Subsidiaries ~~to any Excluded Subsidiary~~(including, without limitation, any Material Real Property, but excluding any equipment or inventory transferred in the ordinary course of business or consistent with past practice) to any Subsidiary or Affiliate of the Company, in each case, that is not a Loan Party; provided that the Company and the Subsidiaries may grant a non-exclusive license to any intellectual property to any Excluded Subsidiary in the ordinary course of business so long as the Company and the Subsidiaries retain the beneficial ownership and the same rights to use such intellectual property as held prior to such license.
(f) For the avoidance of doubt, nothing in this Section 6.03 shall limit or restrict (a) the sale of any Convertible Debt by the Company or any direct or indirect parent of the Company, (b) the sale of any Permitted Warrant Transaction by the Company or any direct or indirect parent of the

Company, (c) the purchase of any Permitted Bond Hedge Transaction or (d) the performance by the Company or any direct or indirect parent of the Company of its obligations under any Convertible Debt, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction.
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any ~~capital stock~~Equity Interests, evidences of ~~indebtedness~~Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:
(a) Permitted Investments;
(b) (i) investments by the Company existing on the date hereof in the capital stock of its Subsidiaries, and (ii) other investments existing on the Effective Date as set forth on Schedule 6.04(b) hereto;
(c) investments, capital contributions, loans, advances, Guarantees or book entries reflecting any of the foregoing (i) made by a Loan Party into another Loan Party (other than the Company), (ii) made by a non-Loan Party into another non-Loan Party, (iii) made by a non-Loan Party into a Loan Party (other than the Intercompany Loan Agreement), so long as the parties thereto are party to the Intercompany Subordination Agreement~~,~~ and such investments, capital contributions, loans, advances, Guarantees or book entries reflecting any of the foregoing are unsecured, (iv) constituting any intercompany trade receivables and payable between Loan Parties, a Loan Party and a non-Loan Party or non-Loan Parties and any intercompany loan resulting or in connection with cross-currency hedges or swaps, or (v) made by a Loan Party into a non-Loan Party so long as (A) (1) at the time of and immediately after giving effect (including giving effect on a pro forma basis) to such investment, capital contribution, loan, advance, Guarantee or book entry and any Indebtedness incurred or assumed in connection therewith, the Net Leverage Ratio (recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))) does not exceed 1.50 to 1.00 or (2) the aggregate outstanding amount of all such investments, capital contributions, loans, advances, Guarantees or book entries made by the Loan Parties in reliance on this clause (c)(v) following the Effective Date does not exceed the greater of $20,000,000 and 12.5% of Applicable EBITDA, (B) no Default or Event of Default has occurred and is continuing either before or after giving effect thereto and (C) there is no Covenant Relief Period in effect at such time; provided that, notwithstanding anything to the contrary in this Agreement, in the case of any such Guarantee provided by any Loan Party to support any Indebtedness or other obligations or liabilities of a non-Loan Party, (1) such Guarantee must be unsecured and (2) the full amount for which such Loan Party is potentially liable under such Guarantee shall be counted against the limitation set forth under clause (c)(v) above;
(d) subject to Section 6.04(c), Guarantees constituting Indebtedness permitted by Section 6.01;
(e) Permitted Acquisitions;

(f) so long as there is no Covenant Relief Period in effect at such time, investments in joint ventures and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become wholly owned Subsidiaries of the Borrower; provided that the sum of the aggregate amount of such investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (f) after the Effective Date shall not exceed $25,000,000 at any time outstanding;
(g) accounts receivable and extensions of trade credit to and extended payment terms to customers in the ordinary course of business consistent with past practice;
(h) investments in the form of promissory notes and other non-cash consideration received by the Company or any Subsidiary in connection with any disposition of assets to the extent permitted under Section 6.03;
(i) the Funko UK Lease Guarantees;
(j) investments consisting of prepaid rent or security deposits made by the Company and its Subsidiaries in the ordinary course of business;
(k) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(l) so long as there is no Covenant Relief Period in effect at such time, (i) loans or advances to directors and employees of the Company or any Subsidiary made in the ordinary course of business (provided that the aggregate outstanding amount of such loans and advances at any time shall not exceed $1,000,000) and (ii) non-cash loans and advances made by the Company or any of its Subsidiaries to employees, officers and directors of any of the Company and its Subsidiaries, so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in the Company or any direct or indirect parent of the Company, the proceeds of which are contributed to the capital of Funko Holdings;
(m) capital expenditures not otherwise prohibited under this Agreement;
(n) Equity Interests of the Company acquired pursuant to a Restricted Payment permitted under Section 6.06 and held by the Company (provided that any such acquisition financed by the proceeds of Loans shall be made in compliance with applicable laws, rules and regulations, including Regulations T, U and X);
(o) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(p) (i) investments in the form of Swap Agreements permitted by Section 6.05 and (ii) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction including any payments in connection therewith;
(q) so long as there is no Covenant Relief Period in effect at such time, investments that are made in lieu of (but not in excess of the amount of) a Restricted Payment that is permitted to be made under Section 6.06(l) at the time of making such investment;

(r) investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(s) advances made in connection with purchases of goods or services in the ordinary course of business;
(t) so long as the incurrence of any related Attributable Receivables Indebtedness is permitted under Section 6.01(q) at such time, (i) contributions of Permitted Receivables Facility Assets and cash deemed received from proceeds of Permitted Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep such Receivables Entity properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries and (ii) loans or advances made by the Company or any Receivables Seller to the Receivables Entity for the purchase prices of the Receivables and the Permitted Receivables Facility Assets; and
(u) any other investment, capital contribution, loan, advance, Guarantee or book entries reflecting any of the foregoing (other than acquisitions) in an aggregate amount not to exceed $10,000,000 during the term of this Agreement; provided that, if a Covenant Relief Period is in effect, any investment, capital contribution, loan, advance, Guarantee or book entry reflecting any of the foregoing made in reliance on this clause (u) ~~may only be~~shall not exceed $1,000,000 in the aggregate if made in, to or for the benefit of any Person other than a Loan Party~~.~~;
provided that, notwithstanding the forgoing, no investments, capital contributions, loans, advances, Guarantees or book entries reflecting any of the foregoing in, to or for the benefit of Unrestricted Subsidiaries shall be permitted during the Covenant Relief Period.
For purposes of the definition of “Unrestricted Subsidiary” and the covenants described under this Section 6.04: (x) “investments” shall include the portion (proportionate to the Company’s or the applicable Restricted Subsidiary’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a re-designation of such Subsidiary as a Restricted Subsidiary, the Company (or the applicable Restricted Subsidiary owning such re-designated Subsidiary) shall be deemed to continue to have a permanent “investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company’s or such Restricted Subsidiary’s “investment” in such Subsidiary at the time of such re-designation, less (B) the portion (proportionate to the Company’s or the applicable Restricted Subsidiary’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such re-designation; and (y) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.
SECTION 6.05. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
SECTION 6.06. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment or pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party, except:
(a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
(b) the Company and Funko Holdings may pay dividends in the form of Qualified Equity Interests, including dividends in the form of Equity Interests in the Public Holdco;
(c) Subsidiaries may declare and pay dividends ratably with respect to their Qualified Equity Interests;
(d) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries;
~~(e) other Restricted Payments of the Company to the extent (i) such Restricted Payments are financed solely with Designated Proceeds that remain in cash on the Company’s balance sheet and (ii) at the time of making each such Restricted Payment and immediately after giving pro forma effect thereto and any Indebtedness incurred or assumed in connection therewith, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Company is in compliance with the financial covenants set forth in Section 6.10;~~
(e) [reserved];
(f) (i) the Loan Parties may make payments to or on behalf Funko Holdings or the Company in an amount sufficient to pay franchise taxes and other costs and expenses required to be paid to maintain the legal existence of Funko Holdings and the Company, solely to the extent such payments are actually applied to pay such franchise taxes, costs and expenses, (ii) the Loan Parties may make payments to or on behalf of Funko Holdings and the Company in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Funko Holdings and the Company, in the case of this subclause (f)(ii), in an aggregate amount not to exceed $1,000,000 during any fiscal year of the Company and (iii) the Loan Parties may make distributions (directly or indirectly) to or on behalf of the Company (including to direct or indirect equity holders of the Company) in amounts sufficient to enable the Company to make all tax distributions required pursuant to Section 4.01(b) of the Funko LLC Agreement (and the Company shall be permitted to make all such tax distributions);
(g) the Loan Parties may make payments to or on behalf of Funko Holdings, the Company and/or Public Holdco, the purpose of which is to repurchase or retire Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party held by officers, directors, employees and members of any of the foregoing (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing), in each case, so long as (i) such repurchase or retirement is pursuant to, and in accordance with the terms of, any management, director and/or employee equity or stock option or benefit plans, stock subscription agreement, the organizational documents of any such party, or any agreement between any employee, officer or director of any Loan Party or any of its Subsidiaries or any director or indirect parent of any Loan Party and (ii) the aggregate amount of all payments and other Restricted Payments made in reliance on this clause (g) does not exceed  $10,000,000 during any fiscal year of the Company (in each case, with unused amounts in any fiscal year being permitted to be carried over for the next two succeeding fiscal years of the Company);

(h) non-cash repurchases of any Equity Interests in the Company in exchange for the termination, reduction or forgiveness of loans and advances of funds used to purchase such Equity Interests in accordance with Section 6.04(l)(ii), and any further distributions to the Company of the Equity Interests that are acquired in such transaction; and
(i) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Loan Parties may make distributions to the Company (which may be distributed by the Company to Public Holdco):
(i) to provide funds that are used by Public Holdco to pay amounts required to be paid by Public Holdco under the Tax Receivable Agreement;
(ii) to provide funds that are used to (x) pay Public Company Expenses, (y) reimburse expenses of Public Holdco to the extent required by the Funko LLC Agreement or the Registration Rights Agreement, and (z) make indemnification payments to the extent required by the Funko LLC Agreement; and
(iii) that are used for (a) “Cash Settlements” or (b) “Share Settlements”, in each case, pursuant to the Funko LLC Agreement;
(j) the Loan Parties may settle conversions of Convertible Indebtedness in common equity of the Company or any direct or indirect parent of the Company (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) and cash in lieu of any fractional shares;
(k) (i) any payments in connection with a Permitted Bond Hedge Transaction and (ii) the settlement of any Permitted Warrant Transaction (a) by delivery of shares of the common stock of the Company or any direct or indirect parent of the Company (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) upon settlement thereof or (b) by (1) set-off against a Permitted Bond Hedge Transaction or (2) payment of an early termination amount thereof in common stock (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) upon any early termination thereof; and
(l) the Company may make other distributions of up to $25,000,000 in the aggregate during any period of four consecutive fiscal quarters of the Company so long as at the time of and immediately after giving pro forma effect to the payment of such distribution and the incurrence or assumption of any Indebtedness in connection therewith, (i) no Event of Default then exists or would result therefrom and (ii) the Net Leverage Ratio is not greater than a ratio that is 0.50:1.00 lower than the Net Leverage Ratio then permitted under Section 6.10 ~~(without giving effect to any Acquisition Holiday)~~ for the applicable fiscal quarter in which the payment of such distribution shall occur; provided that any investment made in reliance on Section 6.04(q) during any period of four consecutive fiscal quarters of the Company shall reduce on a dollar-for-dollar basis the aggregate amount of Restricted Payments permitted to be made in reliance on this Section 6.06(l) during such period.
Notwithstanding the foregoing, the Company and its Subsidiaries shall not be permitted to make any Restricted Payment or pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any

Loan Party in reliance on this Section 6.06 during the Covenant Relief Period other than pursuant to any of Sections 6.06(a), 6.06(c) (solely to the extent such Restricted Payment is made to a Loan Party), 6.06(f)~~, 6.06(~~ (to the extent the applicable taxes, costs, expenses or other obligations are then due and owing), 6.06(h), 6.06(i)(i) (to the extent the applicable amount is then due and owing), 6.06(i)(ii) (to the extent the applicable expenses or payments are then due and owing) and 6.06(i)(iii)(b) (to the extent the applicable “Share Settlement” is then due and owing).
SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except for (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or a Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions solely between or among Loan Parties, (c) transactions solely between or among Restricted Subsidiaries that are not Loan Parties, (d) sales of Qualified Equity Interests of the Company to Affiliates of the Company not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (e) any transaction permitted under Section 6.01, 6.03, 6.04 or 6.06, (f) employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards) entered into in the ordinary course of business with members of the board of directors or management committee, officers and employees of the Company or a Subsidiary, (g) agreements entered into on or prior to the date hereof in connection with the initial public offering of stock of Public Holdco that were publicly filed in connection with such initial public offering and (h) transactions contemplated by any Permitted Receivables Facility Documents~~. For the avoidance of doubt, any Restricted Payment contemplated by Section 6.06(e) and transactions in connection therewith shall be permitted under this Section 6.07.~~; provided that, notwithstanding the foregoing, any transaction between or among any Loan Party, on the one hand, and any Affiliate of the Company that is not a Loan Party, on the other hand, shall be at prices and on terms and conditions not less favorable to the applicable Loan Party than could be obtained on an arm’s-length basis from unrelated third parties (as determined by such Loan Party in its reasonable discretion).
SECTION 6.08. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien in favor of the Administrative Agent upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or by the terms of any Permitted Unsecured Indebtedness, and (B) customary restrictions and conditions, including net worth, leverage and other financial covenants and customary covenants regarding business operations or encumbrances, on then-market terms (for the applicable Indebtedness) imposed under the terms of any other Indebtedness permitted under clauses (b), (e), (f), (i), (s) or (v) of Section 6.01, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or existing at the time of any acquisition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to a Permitted Receivables Facility or agreements with surety companies that waive or prohibit subrogation of claims and/or prohibit parties to such agreements from collecting intercompany obligations until obligations to the applicable surety company have been paid or satisfied, in each case after a claim is made upon such surety company, (iv) the foregoing shall not apply to customary provisions in licenses, governmental permits, leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under Section 6.04, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, and (viii) the foregoing shall not apply to customary restrictions and conditions (x) contained in any agreement relating to the disposition of any property permitted by Section 6.03 pending the consummation of such disposition if such restrictions and conditions apply only to the property or assets subject to such disposition and (y) contained in Permitted Receivables Facility Documents.
SECTION 6.09. Sale and Leasebacks.
The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction in respect of real property except that, so long as there is no Covenant Relief Period in effect at such time, the Company and any Subsidiary may become and remain liable as lessee, guarantor or other surety with respect to any lease under a Sale and Leaseback Transaction if and to the extent that the Company or any Subsidiary would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under Section 6.01.
SECTION 6.10. Financial Covenants.
(a) Maximum Net Leverage Ratio. ~~The~~Other than with respect to the fiscal quarters of the Company ending June 30, 2025 and September 30, 2025, the Company will not permit the Net Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than ~~the maximum Net Leverage Ratio set forth below opposite each such fiscal quarter of the Company:~~2.50 to 1.00.

~~Fiscal Quarter Ending~~	~~Maximum Net Leverage Ratio~~
~~December 31, 2022~~	~~2.50 to 1.00~~
~~March 31, 2023~~	~~3.70 to 1.00~~
~~June 30, 2023~~	~~6.20 to 1.00~~
~~September 30, 2023~~	~~4.25 to 1.00~~
~~December 31, 2023~~	~~2.50 to 1.00~~
~~March 31, 2024 and the last day of each fiscal quarter of the Company ending thereafter~~	~~2.50 to 1.00~~

~~; provided, that the Company may, in connection with a Material Acquisition consummated after the expiration of the Covenant Relief Period, so long as no Event of Default shall be continuing and upon written notice by the Company to the Administrative Agent, elect to increase the maximum Net Leverage Ratio permitted under this Section 6.10(a) to 2.75 to 1.00 for a period of up to four consecutive fiscal quarters commencing with the fiscal quarter in which such Material Acquisition occurs (any such election in respect of the maximum Net Leverage Ratio pursuant to this Section 6.10(a) being referred to as an “Acquisition Holiday”); provided, further that (x) no Acquisition~~

~~Holiday shall be available during the Covenant Relief Period or during the four (4) consecutive fiscal quarters occurring immediately after any Acquisition Holiday shall have concluded, (y) the Company may only exercise an Acquisition Holiday twice during the term of this Agreement and (z) for the avoidance of doubt, immediately after any Acquisition Holiday period referred to above, the Net Leverage Ratio shall revert to the levels required in this Section 6.10(a) had the Acquisition Holiday not occurred.~~
(b) Minimum Fixed Charge Coverage Ratio. ~~The~~Other than with respect to the fiscal quarters of the Company ending June 30, 2025 and September 30, 2025, the Company will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than ~~the minimum Fixed Charge Coverage Ratio set forth below opposite each such fiscal quarter of the Company:~~1.25 to 1.00.

~~Fiscal Quarter Ending~~	~~Minimum Fixed Charge Coverage Ratio~~
~~December 31, 2022~~	~~1.25 to 1.00~~
~~March 31, 2023~~	~~0.30 to 1.00~~
~~June 30, 2023~~	~~0.125 to 1.00~~
~~September 30, 2023~~	~~0.50 to 1.00~~
~~December 31, 2023~~	~~1.25 to 1.00~~
~~March 31, 2024 and the last day of each fiscal quarter of the Company ending thereafter~~	~~1.25 to 1.00~~

(c) Minimum Qualified Cash. The Company will not permit the aggregate amount of Qualified Cash of the Loan Parties to be less than $10,000,000 at any time on or after the Amendment No. ~~3~~4 Effective Date.
SECTION 6.11. Payments of Indebtedness; Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.
(a) The Company will not, and will not permit any of its Subsidiaries to, make any prepayments or payments of Indebtedness for borrowed money (other than with respect to the Obligations and the Intercompany Loan) in excess of $10,000,000 in the aggregate during any fiscal year of the Company if (i) an Event of Default has occurred and is in existence or would result therefrom or (ii) the Net Leverage Ratio as of any quarter end for which financial statements have been delivered to the Administrative Agent in accordance with Section 5.01, calculated on trailing twelve month basis, for such year is in excess of 2.00 to 1.00; provided that, notwithstanding the foregoing, no prepayment or payment of any Indebtedness for borrowed money (other than with respect to the Obligations) may be made during the Covenant Relief Period.
(b) The Company will not, and will not permit any Loan Party to:

(i) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of a Loan Party or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would (A) shorten the final maturity or Weighted Average Life to Maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness if such modification would result in the Indebtedness becoming due and payable prior to the Obligations hereunder, (B) change the subordination provision, if any, of such Indebtedness in a manner adverse to the Lenders, or (C) otherwise be on terms and conditions that, taken as a whole, are adverse to the Lenders in any material respect (for the avoidance of doubt, increases in the outstanding principal balance of the Intercompany Loan pursuant to the terms thereof are not deemed adverse to the Lenders);
(ii) (A) subject to Section 6.11(a), and except for (v) the Intercompany Loan (so long as there is no Covenant Relief Period then in effect at such time), (w) intercompany loans permitted under Section 6.04(c) (so long as there is no Covenant Relief Period then in effect at such time), (x) the Obligations, (y) the termination of Capital Leases in respect of assets no longer used in the business of any Loan Party and (z) Indebtedness of any Subsidiary that is not a Loan Party (so long as there is no Covenant Relief Period then in effect at such time), make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any Indebtedness for borrowed money of any Loan Party (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent the incurrence of such Indebtedness is otherwise permitted under Section 6.01), or (B) subject to Section 6.11(a), make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness if (x) a Covenant Relief Period is then in effect or (y) such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase is made in violation of the subordination provisions thereof or any subordination agreement with respect thereto;
(iii) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number in connection with a transaction permitted by Section 6.03 and (B) change its name, jurisdiction of organization or organizational identification number; provided that the Company must notify the Administrative Agent in writing within 30 days (or such longer period as may be approved by the Administrative Agent in its sole discretion) of such change; provided, further, no Loan Party may amend or otherwise change its jurisdiction of organization to anywhere outside of the United States, any state thereof or the District of Columbia;
(iv) amend, modify or otherwise change any of its organizational documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

(v) agree to any amendment, modification or other change to or waiver of any of its rights under the Tax Receivable Agreement, the Funko LLC Agreement or any Material Contract, in each case, if such amendment, modification, change or waiver would be adverse, when taken as a whole, in any material respect to any Loan Party or any of its Subsidiaries or the Administrative Agent and the Lenders or would reasonably be expected to have a Material Adverse Effect.
SECTION 6.12. Limitation on Issuance of Equity Interests. Except for (i) dispositions permitted by Section 6.03 and (ii) so long as there is no Covenant Relief Period in effect at such time, shares of common stock of the Company or any direct or indirect parent of the Company (or other Qualified Equity Interests of any Person following a merger event or other change of the capital stock of the Company or such direct or indirect parent of the Company) issuable pursuant to Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, the Company will not, and will not permit any of its Subsidiaries to, issue or sell, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants; provided that, so long as there is no Covenant Relief Period then in effect, (a) the Company may issue Qualified Equity Interests so long as no Change in Control would result therefrom and (b) any Subsidiary of the Company may issue Equity Interests to any Loan Party or any Subsidiary thereof~~; provided, further that, for the avoidance of doubt, so long as there is no Covenant Relief Period then in effect, any issuance of Designated Qualified Stock shall be permitted by this Section 6.12~~. Notwithstanding the foregoing, this Section 6.12 shall not prohibit the Company (or any direct or indirect parent of the Company) from issuing during the Covenant Relief Period (x) any common stock or (y) any Qualified Equity Interests on terms and conditions reasonably acceptable to the Required Lenders.
ARTICLE VII

Events of Default
SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:
(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of three (3) Business Days;
(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or in any respect if qualified by Material Adverse Effect or other materiality qualifier) when made or deemed made;
(d) (i) the Company or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (solely with respect to any Loan Party’s existence), 5.08, 5.09, 5.10, 5.12, 5.13 or 5.14, or in Article VI, or in Section 4.1.7 of the Security Agreement or (ii) Article X or any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Company or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder;
(e) (i) the Company or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(i) ~~or (j)~~ and such failure shall continue unremedied for a period of ~~three~~one (~~3~~1) ~~days~~Business Day after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender), (ii) the Company or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(~~a~~j) and such failure shall continue unremedied for a period of three (3) days after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender), (iii) the Company or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b) or (~~b~~c) and such failure shall continue unremedied for a period of five (5) days after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender), (iv) the Company or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.15 and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender) or (~~iii~~v) any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d), (e)(i) ~~or~~, (e)(ii), (e)(iii) or (e)(iv) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable~~, beyond the period of grace, if any but in no event beyond five (5) Business Days, provided in the instrument or document under which such Indebtedness was created~~; provided that, the occurrence of a conversion, redemption, repurchase, exchange or settlement right of holders under Convertible Indebtedness, Permitted Bond Hedge Transactions or Permitted Warrant Transactions shall not cause a Default or an Event of Default under this clause (f) unless such conversion, redemption, repurchase, conversion, exchange or settlement results from an event of default (other than a delisting) thereunder;
(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j) any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment; provided, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the Company or such Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Company or such Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have denied coverage);
(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(m) a Change in Control shall occur;
(n) ~~[reserved];~~the occurrence of any Material Adverse Effect described in clause (ii) of such definition and such Material Adverse Effect shall continue unremedied for a period of thirty (30) days after the earlier of the date any Loan Party becomes aware thereof and receipt of notice thereof from the Administrative Agent to the Company;
(o) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); ~~or~~
(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document; or

(q) (i) any failure by the Loan Parties or Public Holdco to maintain the services of the Debt Advisor pursuant to the Debt Advisor Engagement Letter for any reason and, solely in the case of any voluntary resignation or withdrawal by the Debt Advisor for any reason (other than in connection with any failure by the Loan Parties to compensate the Debt Advisor as set forth in the Debt Advisor Engagement Letter), such failure shall continue for fifteen (15) Business Days without the engagement by the Loan Parties or Public Holdco of a new nationally recognized debt advisor reasonably acceptable to the Administrative Agent pursuant to a new Debt Advisor Engagement Letter in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that any Debt Advisor Engagement Letter with terms and conditions no less favorable to the Loan Parties in the aggregate (including with respect to scope of duties and compensation), than those set forth in the Debt Advisor Engagement Letter in effect on the Amendment No. 4 Effective Date shall be reasonably acceptable to the Administrative Agent); or (ii) any amendment, consent, waiver, supplement or other modification of the Debt Advisor Engagement Letter that is materially adverse to the Lenders with respect to the Refinancing Transaction (it being understood and agreed that any increase of the compensation paid or payable to the Debt Advisor pursuant to the Debt Advisor Engagement Letter shall be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned));
then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) require that the Borrowers provide cash collateral as required in Section 2.06(j); and (iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law or equity; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents (including any break funding payment), shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
SECTION 7.02. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders:
(a) all payments received on account of the Secured Obligations shall, subject to Section 2.24, be applied by the Administrative Agent as follows:

first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Section 2.06 or 2.24, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.24, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.02;
fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
finally, the balance, if any, after all Secured Obligations have been ~~indefeasibly paid in full~~Paid in Full, to the Company or as otherwise required by law; and
(b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
ARTICLE VIII

The Administrative Agent
SECTION 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and permitted assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agent.
(e) None of any Syndication Agent, any Co-Documentation Agent or any Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing

Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article and other than with respect to Section 8.03(c), none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence, bad faith or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” (or words of like import) in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Company, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default” (or words of like import)) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Company, any Subsidiary, any Lender or any Issuing Bank

as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or calculation of any Dollar Amount.
(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel, independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03. Posting of Communications. (a) The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other Electronic System chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF

THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE LOAN DOCUMENTS BY, SUCH APPLICABLE PARTIES; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e) Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed; provided that, if at the time of such resignation there is a successor Administrative Agent satisfactory to each of the resigning Administrative Agent and the Company, each, in its sole discretion, then the resigning Administrative Agent, the incoming Administrative Agent and the Company may agree to waive or shorten the 30 day notice period. Upon any such resignation, (i) the Administrative Agent may appoint one of its Affiliates acting through an office in the United States as a successor Administrative Agent and (ii) if the Administrative Agent has not appointed one of its Affiliates acting through an office in the United States as a successor Administrative Agent pursuant to clause (i) above, the Required Lenders shall have the right, with the approval of the Company (such approval not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent; provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (other than if the Administrative Agent appoints one of its Affiliates acting through an office in the United States as a successor Administrative Agent pursuant to clause (i) above) such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent;

provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.06. Acknowledgments of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)     Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)     Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party unless, for the avoidance of doubt, such erroneous Payment (or portion thereof) that is not recovered from such Lender is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of paying Obligations.
(iv)     Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document.
SECTION 8.07. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02 (as in effect on the Amendment No. 4 Effective Date unless otherwise agreed by all of the Lenders). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
(d) Notwithstanding anything in the Loan Documents to the contrary, in no event shall any material portion of the Collateral (as determined by the Administrative Agent in its good faith discretion) be released from the Liens created under the Loan Documents prior to the Payment in Full of the Secured Obligations without the prior written consent of each Lender; provided that, this Section 8.07(d) shall be not be amended, waived or otherwise modified without the prior written consent of each Lender.
SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.09. [Reserved](a) .
SECTION 8.10. Flood Insurance Laws. JPMorgan Chase Bank, N.A. has adopted internal policies and procedures that address requirements placed on federally regulated lenders Flood Insurance Laws. JPMorgan Chase Bank, N.A., as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Insurance Laws. However, JPMorgan Chase Bank, N.A. reminds each Lender and Participant in the facility that, pursuant to the Flood Insurance Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
SECTION 8.11. Borrower Communications.
(a) The Administrative Agent, the Lenders and the Issuing Banks agree that, pursuant to procedures approved by the Administrative Agent, the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each Lender, each Issuing Bank, and each Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Administrative Agent is not responsible for approving or vetting administrators, representatives, or contacts of the Borrowers added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each

Issuing Bank, and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND EXCEPT TO THE EXTENT THAT SUCH DAMAGES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF, OR MATERIAL BREACH OF THE LOAN DOCUMENTS BY, THE APPLICABLE PARTIES; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d) Each Lender, each Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by ~~telephone~~fax or Electronic Systems or the Approved Borrower Portal (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~telecopy~~fax or Electronic Systems, as follows:
(i) if to any Borrower, to it c/o Funko, LLC, 2802 Wetmore Avenue, Everett, WA 98201, Attention of Treasurer;

(ii) if from any Loan Party to the Administrative Agent~~, to (A) in the case of Borrowings denominated in Dollars,~~ or JPMorgan Chase Bank, N.A.~~, 10 South Dearborn Street, Chicago, IL 60603, Attention of Lacey Watkins (Telecopy No. 312-732-6344; Email: jpm.agency.cri@jpmorgan.com), (B) in the case of Borrowings denominated in Agreed Currencies other than Dollars, J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 011-44-207-777-2360), and (C~~ in its capacity as an Issuing Bank or the Swingline Lender, (A) to the address or addresses separately provided to the Borrowers by the Administrative Agent from time to time and (B) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan;
(iii) if ~~to the Issuing Bank, to it at~~from any Lender to the Administrative Agent or JPMorgan Chase Bank, N.A.~~, 10 South Dearborn Street, Chicago, IL 60603, Attention of Lacey Watkins (Telecopy No. 312-732-6344; Email: cb.trade.execution.trade@chase.com);~~ in its capacity as an Issuing Bank or the Swingline Lender, at the address separately provided to the Lenders by the Administrative Agent from time to time; and
~~(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Chicago, IL 60603, Attention of Lacey Watkins (Telecopy No. 312-732-6344; Email: jpm.agency.cri@jpmorgan.com); and~~
(iv) ~~(v)~~ if to any other Lender or Issuing Bank, to it at its address ~~(or telecopy number)~~, email or fax set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through any Electronic Systems or Approved Electronic Platforms or Approved Borrower Portals, as applicable, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms or Approved Borrower Portals, as applicable, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by ~~electronic communications~~using Electronic Systems or Approved Electronic Platforms or Approved Borrower Portal, as applicable, and in each case, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d) Any party hereto may change its address ~~or telecopy~~, facsimile or e-mail address number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02. Waivers; Amendments.
(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or pursuant to any fee letter entered into by the Company in connection with this Agreement and subject to Section 2.14(b), (d) and (f) and clauses (c) and (f) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender (including any such Lender that is a Defaulting Lender) without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), (iv) change Section 2.09(c) or Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.24(b) or 7.02 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the

Revolving Loans and Term Loans are included on the Effective Date) or (vii) release any Borrower from its obligations under Article X or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty, in each case, without the written consent of each Lender (viii) except as expressly permitted herein (including pursuant to Section 8.07(c) and 9.02(d)) or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted in favor of the Administrative Agent under the Collateral Documents, to any other Indebtedness or Lien, as applicable, without the written consent of each Lender or (ix) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, as applicable, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Company and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit (other than in the manner set forth in the definition of Issuing Bank Sublimit) or the respective rights and obligations between the Company and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral and release the Subsidiary Guarantors from the Subsidiary Guaranty and irrevocably agree that the Liens granted to the Administrative Agent by the Loan Parties on any Collateral shall be immediately and automatically released, in each case, without further action by any Person: (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than the Unliquidated Obligations) and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) under the circumstances set forth in Section 9.17, (iii) constituting property being sold or disposed of if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.01 (and the Lenders further authorize the Administrative Agent to execute and deliver any documents reasonably requested by the Company to evidence such termination or release), (vi) constituting Excluded Property as a result of an occurrence not prohibited hereunder or (vii) to the extent such Collateral is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (ii) in the event that the Company shall have advised the Administrative Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets.
(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than any Ineligible Institution) which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(f) Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any ~~counsel~~counsels and consultants for the

Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement (it being understood and agreed that unless an enforcement action has been commenced by the Administrative Agent and is continuing, reimbursement of reasonable out-of-pocket expenses incurred by consultants is subject to the Company’s pre-approval), including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Without limiting the foregoing, expenses being reimbursed by the Company under this Section include reasonable out-of-pocket fees, costs and expenses incurred in connection with:
(A)    appraisals and insurance reviews (it being understood and agreed that unless an enforcement action has been commenced by the Administrative Agent and is continuing, reimbursement of reasonable out-of-pocket expenses incurred in connection with appraisals is subject to the Company’s pre-approval);
(B)    field examinations and the preparation of reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination (it being understood and agreed that unless an enforcement action has been commenced by the Administrative Agent and is continuing, reimbursement of reasonable out-of-pocket expenses incurred in connection with field examinations is subject to the Company’s pre-approval);
(C)    background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(D)    Taxes, fees and other charges for (1) lien and title searches and title insurance and (2) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
(E)    sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(F)    forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
(a) To the extent permitted by applicable law (i) the Company and any Loan Party shall not assert, and the Company and each Loan Party hereby waives, any claim against the Administrative Agent, any Lead Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or from the material breach in bad faith by such Lender-Related Person of its express contractual obligations under the Loan Documents pursuant to a claim made by the Company, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use

of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Company or any Loan Party of any obligation it may have to indemnify an Lender-Related Person, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Lender-Related Person by a third party.
(b) The Company shall indemnify the Administrative Agent, the Issuing Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and charges, to a single firm of counsel for all such Indemnitees, taken as a whole and, if relevant, of a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict notifies the Company of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if relevant, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, (ii) the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (vi) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) result from a claim brought by the Company or any of its Subsidiaries against such Indemnitee for material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document if the Company or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among Indemnitees (not arising as a result of any act or omission by the Company or any of its Subsidiaries or Affiliates) other than claims against any of the Indemnitees in its capacity or in fulfilling its role as Administrative Agent, Syndication Agent, Co-Documentation Agent, Lead Arranger, Issuing Bank or Swingline Lender or any similar role under or in connection with this Agreement. The Company shall not be liable for any settlement of any Proceeding if the amount of such settlement was effected without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent or if there is a final judgment for the plaintiff in any such Proceeding, the Company agrees to indemnify and hold harmless each Indemnitee from and against any and all Liabilities and related expenses by reason of such settlement or judgment in accordance with the other terms of this Section 9.03. A Person seeking to be indemnified under this Section 9.03 shall notify the Company of any event requiring indemnification within 30 days following such Person’s receipt of notice of commencement of any action or proceeding, or such Person’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder, and furthermore such Person agrees to notify the Company from time to time of the status of any such action or proceeding; provided, that the failure to so notify the Company shall not affect the Company’s duty or obligations under this Section 9.03. This Section 9.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(d) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void); provided that, notwithstanding the foregoing, any Borrower may take any action permitted under Section 6.03 and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, any other assignee;
(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan; and
(D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
(i) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender and controls such Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.
(ii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iii) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice.
(iv) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(b) Any Lender may, without the consent of or notice to the Company, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater pro rata payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(d) Disqualified Institutions.
(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.
(ii) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) to each Lender or potential Lender requesting the same.
(v) The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution(a) . (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic

Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents (unless explicitly stated to be governed by the law of another jurisdiction) shall be construed in accordance with and governed by the law of the State of New York. Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent ~~by any Lender or Secured Party~~or any of its Related Parties relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect (i) any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction~~.~~, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until ~~all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof~~Payment in Full of the Secured Obligations and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Subsidiary Borrower. To the extent any Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority regulating the Administrative Agent, any Issuing Bank or Lender or any Affiliate of the Administrative Agent, any Issuing Bank or Lender (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any insurance, swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the written consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry unless the Company has, in a writing to the Administrative Agent, revoked disclosure to any such data service providers or league table providers as to further future disclosures; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information (and in any event in compliance in all material respects with applicable law regarding material non-public information).
For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL

INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.15. No Advisory or Fiduciary Responsibility. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.
Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which it may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers or their Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.
SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefore, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17. Releases of Subsidiary Guarantors.
(a) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Paragraph, upon at least five (5) Business Days’ prior written request by the Company to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor (other than a Subsidiary Guarantor party to the Loans Documents as of the Effective Date) from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary; provided that no such release shall occur if such Subsidiary Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor or provide any credit support in respect of any Material Indebtedness or Subordinated Indebtedness of the Company or any Restricted Subsidiary or Unrestricted Subsidiary.
(b) Notwithstanding the foregoing, in no event shall all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors be released prior to the Payment in Full of the Secured Obligations without the prior written consent of each Lender.
(c) ~~(b) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than obligations under any Swap Agreement or any Banking Services~~

~~Agreement, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding~~Upon the Payment in Full of the Secured Obligations, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 9.18. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.19. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 9.20. Certain ERISA Matters(a) . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Lead Arranger, any Syndication Agent, any Co-

Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c) The Administrative Agent, and each Lead Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE X

Cross-Guarantee
In order to induce (x) the Lenders to extend credit to the other Borrowers hereunder and (y) the Lenders and their Affiliates to enter into Swap Agreements with the Company or any Subsidiary, but subject to the last sentence of this Article X, each Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Administrative Agent, for the benefit of the Secured Parties, the payment when and as due of the Secured Obligations of such other Borrowers and the Specified Ancillary Obligations of such other Borrowers and the Subsidiaries (collectively, the “Guaranteed Obligations”); provided, however, that Guaranteed Obligations consisting of obligations of any Loan Party arising under any Swap Agreement shall exclude all Excluded Swap Obligations. Each Borrower further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation. Each Borrower hereby irrevocably and unconditionally agrees, jointly and severally with the other Borrowers, that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Bank and the Lenders immediately on demand against any cost, loss or liability they incur as a result of any other Borrower or Subsidiary or any of its Affiliates not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Borrower under this Article X on the date when it would have been due (but so that the amount payable by such Borrower under this indemnity will not exceed the amount which it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee).

Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this

Agreement, any other Loan Document, any Swap Agreement, any Banking Services Agreement or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Swap Agreement, any Banking Services Agreement or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; (e) the failure of the Administrative Agent (or any applicable Lender (or any of its Affiliates)) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations; (g) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, any Swap Agreement, any Banking Services Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

Each Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a holder of Guaranteed Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates) may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender (or any of such Lender’s Affiliates) in cash an amount equal to the unpaid principal amount of such Guaranteed Obligations then due, together with accrued and unpaid interest thereon. Each Borrower further agrees that if payment in respect of any

Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Term Benchmark Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, the Issuing Bank or any Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, the Issuing Bank or any Lender (or any of such Lender’s Affiliates) in any material respect, then, at the election of the Administrative Agent, such Borrower shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Term Benchmark Payment Office as is designated by the Administrative Agent or such Lender and, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender (and such Lender’s Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior ~~indefeasible payment in full in cash of all the Guaranteed~~Payment in Full of the Secured Obligations ~~owed by such Borrower to the Administrative Agent, the Issuing Bank and the Lenders (or any of such Lender’s Affiliates)~~.

Each Borrower jointly and severally hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations under this Article X in respect of Specified Swap Obligations (provided, however, that each Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment in cash of the Guaranteed Obligations.

No Borrower hereunder shall be deemed to be a guarantor of any Swap Obligations if such Borrower is not an ECP, to the extent that the providing of such guaranty by such Borrower would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any Guaranteed Obligations other than Swap Obligations, nor shall it affect the Guaranteed Obligations of any Borrower who qualifies as an ECP. If a Swap Obligation arises under a master Swap Agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to transactions for which such Guarantee is or becomes illegal.

[Remainder of Page Intentionally Left Blank]

Schedule 2.01

Commitments

LENDER	REVOLVING COMMITMENT[1]
JPMORGAN CHASE BANK, N.A.	$21,253,020.23
KEYBANK NATIONAL ASSOCIATION	$17,710,850.21
PNC BANK, NATIONAL ASSOCIATION	$16,818,936.86
U.S. BANK NATIONAL ASSOCIATION	$16,530,126.86
BMO BANK, N.A., successor in interest of BANK OF THE WEST	$14,168,680.16
CITIZENS BANK, N.A.	$13,455,149.50
HSBC BANK USA, NATIONAL ASSOCIATION	$13,455,149.50
WELLS FARGO BANK, NATIONAL ASSOCIATION	$8,265,063.43
BANK OF AMERICA, N.A.	$3,924,418.61
GOLDMAN SACHS BANK USA	$9,418,604.64
AGGREGATE COMMITMENT	$135,000,000.00

1 Revolving Commitments as of the Amendment No. 4 Effective Date.

LENDER	~~REVOLVING COMMITMENT~~		TERM LOAN COMMITMENT[2]
JPMORGAN CHASE BANK, N.A.	~~$~~	~~28,337,360.32~~	$28,928,571.41
KEYBANK NATIONAL ASSOCIATION	~~$~~	~~23,614,466.94~~	$24,107,142.86
PNC BANK, NATIONAL ASSOCIATION	~~$~~	~~22,425,249.16~~	$24,107,142.86
BANK OF THE WEST	~~$~~	~~18,891,573.54~~	$19,285,714.29
CITIZENS BANK, N.A.	~~$~~	~~17,940,199.33~~	$19,285,714.29
HSBC BANK USA, NATIONAL ASSOCIATION	~~$~~	~~17,940,199.33~~	$19,285,714.29
MUFG UNION BANK, N.A.	~~$~~	~~11,020,084.57~~	$11,250,000.00
U.S. BANK NATIONAL ASSOCIATION	~~$~~	~~11,020,084.57~~	$11,250,000.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	~~$~~	~~11,020,084.57~~	$11,250,000.00
BANK OF AMERICA, N.A.	~~$~~	~~5,232,558.14~~	$11,250,000.00
GOLDMAN SACHS BANK USA	~~$~~	~~12,558,139.53~~	$0
AGGREGATE COMMITMENT	~~$~~	~~180,000,000.00~~	$180,000,000.00

2 Term Loan Commitments as of the Effective Date.